AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE __, 1996
                                             REGISTRATION NO.  ___-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -------------------------

                         CAPITAL AUTO RECEIVABLES, INC.
                   (ORIGINATOR OF THE TRUSTS DESCRIBED HEREIN)

    A DELAWARE CORPORATION-I.R.S.  EMPLOYER IDENTIFICATION NO.  38-3082892
                           -------------------------

                            CORPORATION TRUST CENTER
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                                 (302-658-7851)

                                AGENT FOR SERVICE
                      J. B. VAN ORMAN, JR., VICE PRESIDENT
                         CAPITAL AUTO RECEIVABLES, INC.
                            3044 WEST GRAND BOULEVARD
                             DETROIT, MICHIGAN 48202
                                 (313-556-1508)

                                 WITH A COPY TO:
                       ROBERT L. SCHWARTZ, GENERAL COUNSEL
                         CAPITAL AUTO RECEIVABLES, INC.
                            3031 WEST GRAND BOULEVARD
                             DETROIT, MICHIGAN 48202

                           -------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

      If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

                         CALCULATION OF REGISTRATION FEE

                                     Proposed    Proposed
                                     Maximum     Maximum
                                     Offering    Aggregate         Amount of
    Securities      Amount to be     Price Per   Offering        Registration
 Being Registered  Registered (1)    Unit(2)     Price(2)            Fee

 ------------------------------------------------------------------------------
 Asset Backed
 Securities . . . . $749,458,257.75   100%    $749,458,257.75     $258,433.88

 -------------------------------------------------------------------------------





 (1) $9,250,541,742.25 aggregate principal amount of Asset Backed Securities registered by the Registrant under Registration Statement No. 33-52597 referred to below and by GMAC Auto Receivables Corporation under Registration Statement No. 33-49197 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Asset Backed Securities have previously been paid under Registration Statement No. 33-52597 and Registration Statement No. 33-49197. The total amount registered under this Registration Statement as so consolidated as of the date of this filing is $10,000,000,000.00.

 (2)  Estimated solely for the purpose of calculating the registration fee.
                           -------------------------
      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH IS PART OF THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS AND INCLUDES ALL OF THE INFORMATION CURRENTLY REQUIRED IN A PROSPECTUS RELATING TO THE SECURITIES COVERED BY REGISTRATION STATEMENT NO. 33-58597 AND REGISTRATION STATEMENT NO. 33-49197 PREVIOUSLY FILED BY THE REGISTRANT AND GMAC AUTO RECEIVABLES CORPORATION, RESPECTIVELY. THIS REGISTRATION STATEMENT, WHICH RELATES TO
$10,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF ASSET BACKED SECURITIES, CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO.
33-52597 AND POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-49197.

 PROSPECTUS                                                       Version 1
                      CAPITAL AUTO RECEIVABLES ASSET TRUSTS
                               ASSET BACKED NOTES
                            ASSET BACKED CERTIFICATES
                           -------------------------

                         CAPITAL AUTO RECEIVABLES, INC.
                                     SELLER
                           -------------------------

                      GENERAL MOTORS ACCEPTANCE CORPORATION
                                    SERVICER
                           -------------------------

      The Asset Backed Notes (the "NOTES") and the Asset Backed Certificates (the "CERTIFICATES" and, collectively with the Notes, the "SECURITIES") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS Supplement"). Each series of Securities will include one or more classes of Notes and one or more classes of Certificates.
      The Notes and the Certificates of each series will be issued by a trust to be formed with respect to such series (each, a "TRUST"). The property of each Trust will include a pool of retail instalment sale contracts secured by automobiles and light trucks (the "RECEIVABLES"), certain monies due or received thereunder on and after the Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property. Each Trust will be formed pursuant to a Trust Agreement (the "TRUST AGREEMENT") to be entered into between Capital Auto Receivables, Inc., as Seller (the "SELLER"), and the Owner Trustee specified in the related Prospectus Supplement (the "OWNER TRUSTEE"). The Notes of each series will be issued and secured pursuant to an Indenture (the "INDENTURE") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "INDENTURE TRUSTEE").
      Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include two or more classes of Notes or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or Certificate Balance, as applicable, or interest or both. A series may include one or more classes of Notes or Certificates entitled to principal payments or distributions in respect of
 Certificate Balance, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal payments or distributions in respect of Certificate Balance. Distributions on Certificates of a series will be subordinated in priority to payments due on the related Notes to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust. At the time of issuance, each series will be rated investment grade by at least one Rating Agency.
      EXCEPT AS OTHERWISE PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT, THE ONLY OBLIGATIONS OF THE SELLER OR OF GENERAL MOTORS ACCEPTANCE CORPORATION AS ORIGINATOR OF RECEIVABLES WITH RESPECT TO A SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY SUCH PARTY. GENERAL MOTORS ACCEPTANCE CORPORATION WILL BE THE SERVICER (THE "SERVICER") FOR EACH SERIES. THE OBLIGATIONS OF THE SERVICER WILL BE LIMITED TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON RECEIVABLES).
      Each class of Securities will represent the right to receive payments or distributions in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of payment in respect of principal on Notes and distributions in respect of Certificate Balance on Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.
      There will be no secondary market for the Notes or the Certificates prior to the offering thereof. There can be no assurance that a secondary market for the Notes or the Certificates will develop or, if it does develop, that it will continue. The Notes and the Certificates will not be listed on any securities exchange.
      Unless otherwise provided in the related Prospectus Supplement, the Notes and the Certificates initially will be represented by Notes and Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes and Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes and Definitive Certificates will be available only under limited circumstances.

                            -------------------------

 EXCEPT AS OTHERWISE PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT, PROCEEDS OF THE ASSETS OF THE TRUST FOR ANY SERIES AND LIMITED AMOUNTS ON DEPOSIT IN THE RESERVE ACCOUNT ARE THE SOLE SOURCES OF PAYMENTS ON THE NOTES AND THE CERTIFICATES FOR SUCH SERIES. NEITHER THE NOTES NOR THE CERTIFICATES WILL REPRESENT AN INTEREST IN OR OBLIGATION OF, AND ARE NOT INSURED OR GUARANTEED BY, GENERAL MOTORS ACCEPTANCE CORPORATION, CAPITAL AUTO RECEIVABLES, INC., ANY OTHER TRUST OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

                           -------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.













            The date of this Prospectus is June __, 1996.

                              AVAILABLE INFORMATION

      Capital Auto Receivables, Inc., as originator of each Trust, has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. This Prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and is qualified in its entirety by reference to the Registration Statement. The Registration Statement is available for inspection without charge at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates.

                REPORTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

      Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Notes or Definitive Certificates are issued, monthly, quarterly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of each Trust only to Cede & Co. ("CEDE"), as nominee of DTC and registered holder of the Notes and the Certificates. See "Certain Information Regarding The Securities-Book-Entry Registration;" and "-Reports to Securityholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Each Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder. The Seller will provide, without charge, to each person to whom this Prospectus is delivered, upon the written request of such person, a copy of any such document incorporated by reference herein, other than exhibits to such documents not specifically described above. Requests should be directed to the Seller, in care of General Motors Acceptance Corporation, as Servicer, 3044 West Grand Boulevard, Detroit, Michigan 48202.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All reports and other documents filed by the Seller with respect to the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Seller will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Seller, in care of GMAC, as Servicer, 3044 West Grand Boulevard, Detroit, Michigan 48202.

                               PROSPECTUS SUMMARY

      This Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus and in the related Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms."

 Issuer.......................   With  respect to each  series of Notes and
                                 Certificates, the Trust to be formed by the Seller and the Owner Trustee pursuant to the Trust Agreement.

 Seller.......................   Capital   Auto   Receivables,    Inc.,   a
                                 wholly-owned  subsidiary of General Motors
                                 Acceptance Corporation.

 Servicer.....................   General Motors Acceptance  Corporation,  a
                                 wholly-owned  subsidiary of General Motors
                                  Corporation.

 Indenture Trustee............   The  Indenture  Trustee  specified  in the
                                 related Prospectus Supplement.

 Owner Trustee................   The  Owner   Trustee   specified   in  the
                                 related Prospectus Supplement.

 The Notes....................   Each  series of  Securities  will  include
                                 one or more classes of Notes and will be issued pursuant to an Indenture between the Trust and the Indenture Trustee.

                                 Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof, and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities-Definitive Securities."

                                 Unless otherwise specified in the related Prospectus Supplement, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "INTEREST RATE"). Each class of Notes may have a different Interest Rate, which may be fixed, variable or adjustable, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                                 A series may include two or more classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool or other Trust Property. In addition, a series may include one or more classes of Notes ("STRIP NOTES") entitled to (i) principal payments with disproportionate, nominal or no interest payments, or (ii) interest payments with disproportionate, nominal or no principal payments.

                                 If the Servicer exercises its option to purchase the Receivables of a Trust on the terms and conditions described below under "The Transfer and Servicing Agreements-Termination," the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

The Certificates..............   Each  series of  Securities  will  include
                                 one or more  classes of  Certificates  and
                                 will  be  issued   pursuant   to  a  Trust
                                 Agreement   between  the  Seller  and  the
                                 Owner Trustee.

                                 Unless otherwise specified in the related Prospectus Supplement, Certificates will be available for purchase in a minimum denomination of $20,000 and in integral multiples of $1,000 in excess thereof and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities-Definitive Securities."

                                 Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will have a stated Certificate Balance (as defined in the related Prospectus Supplement) and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "PASS THROUGH RATE"). Each class of Certificates may have a different Pass Through Rate, which may be fixed, variable or adjustable, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates, or the initial Pass Through Rate and the method for determining subsequent changes to the Pass Through Rate.

                                 A series may include two or more classes of Certificates which differ as to timing of distributions, sequential order, priority of payment, seniority, allocation of loss, Pass Through Rate or amount of distributions in respect of Certificate Balance or interest, or as to which distributions in respect of Certificate Balance or interest on any class may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Certificates ("STRIP CERTIFICATES") entitled to (i) distributions in respect of Certificate Balance with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of Certificate Balance.

                                 To the extent specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinated in priority of payment to payments on the Notes.

                                 If the Servicer exercises its option to purchase the Receivables of a Trust on the terms and conditions described below under "The Transfer and Servicing Agreement-Termination," Certificateholders will receive an amount in respect of the Certificates as specified in the related Prospectus Supplement.

 The Trust Property...........   The  property of each Trust will include a
                                 pool of retail  instalment  sale contracts
                                 for automobiles and light trucks,  certain
                                 monies due or received  thereunder  on and
                                 after the  Cutoff  Date  specified  in the
                                 related  Prospectus  Supplement (a "CUTOFF
                                 DATE"),    security   interests   in   the
                                 vehicles   financed    thereby,    certain
                                 accounts  and the  proceeds  thereof,  any
                                 proceeds from claims on certain  insurance
                                 policies and certain  rights of the Seller
                                 under the related  Pooling  and  Servicing
                                 Agreement.  The aggregate  Amount Financed
                                 under  the  Receivables  held  by a  Trust
                                 (the "AGGREGATE  AMOUNT FINANCED") will be
                                 specified   in  the   related   Prospectus
                                   Supplement.

 Credit Enhancement...........   If  and  to the  extent  specified  in the
                                 related  Prospectus   Supplement,   credit
                                 enhancement  with  respect  to a Trust  or
                                 any class of  Securities  may  include any
                                 one   or    more    of   the    following:
                                 subordination   of  one  or   more   other
                                 classes of Securities,  a Reserve Account,
                                 overcollateralization,  letters of credit,
                                 credit    or     liquidity     facilities,
                                 repurchase   obligations,    third   party
                                 payments or other  support,  cash deposits
                                 or other  arrangements.  Unless  otherwise
                                 specified   in  the   related   Prospectus
                                 Supplement,    any    form    of    credit
                                 enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related
                                 Prospectus Supplement.

 Reserve Account..............   Unless otherwise  specified in the related
                                 Prospectus  Supplement,  a Reserve Account
                                 will be  created  for each  Trust  with an
                                 initial  deposit  by the Seller of cash or
                                 certain  investments having a value of the
                                 Reserve   Account   Initial  Deposit  (the
                                 amount of which will be  specified  in the
                                 related  Prospectus  Supplement).  To  the
                                 extent    specified    in   the    related
                                 Prospectus  Supplement,  the  funds in the
                                 Reserve   Account   will   thereafter   be
                                 supplemented  by the  deposit  of  amounts
                                 remaining  after  payment to the  Servicer
                                 of the Total  Servicing  Fee and providing
                                 for  amounts  to  be  distributed  to  the
                                 Noteholders  and  the  Certificateholders.
                                 Unless  otherwise  provided in the related
                                 Prospectus  Supplement,   amounts  in  the
                                 Reserve  Account  (after  giving effect to
                                 all   distributions  to  be  made  to  the
                                 Servicer,    the   Noteholders   and   the
                                 Certificateholders)   in   excess  of  the
                                 Specified   Reserve  Account  Balance  (as
                                 defined   in   the   related    Prospectus
                                 Supplement) may be paid to the Seller.

 Transfer and Servicing
   Agreements.................   With    respect   to   each    series   of
                                 Securities,  the Seller will  purchase the
                                 Receivables     from    General     Motors
                                 Acceptance  Corporation  ("GMAC") pursuant
                                 to a Pooling and  Servicing  Agreement and
                                 the Seller will transfer such  Receivables
                                 to the related  Trust  pursuant to a Trust
                                 Sale  and  Servicing  Agreement.   Certain
                                 rights and  benefits  of the Seller  under
                                 the Pooling and  Servicing  Agreement  and
                                 of the  Trust  under  the  Trust  Sale and
                                 Servicing  Agreement  will be  assigned to
                                 the Indenture  Trustee as  collateral  for
                                 the related Securities.  The Servicer will
                                 agree  to be  responsible  for  servicing,
                                 managing   and   making   collections   on
                                 Receivables  and GMAC, as Custodian,  will
                                 maintain   custody  of  the   Receivables.
                                 Each Trust will be created  pursuant  to a
                                 Trust     Agreement     and    GMAC,    as
                                 Administrator,   will  undertake   certain
                                 administrative duties with respect to the Trust under an Administration Agreement.

 Monthly Advances.............   Unless otherwise  specified in the related
                                 Prospectus Supplement, the Servicer will make Monthly Advances to the Trust.

                                 With respect to each Scheduled Interest Receivable, the Servicer will make a Scheduled Interest Advance of that portion of Scheduled Payments that was not timely made. The Servicer will be entitled to reimbursement of all Scheduled Interest Advances from subsequent payments and collections on or with respect to the Receivables. The Servicer will not be required to make any Scheduled Interest Advance to the extent that it does not expect to recover such advance from subsequent collections or recoveries on the Receivables. With respect to Simple Interest Receivables, the Servicer will make a Simple Interest Advance of the aggregate interest shortfall, if any, resulting from payments being received other than on their respective due dates. Any monthly surplus resulting from payments on Simple Interest Receivables being received other than on their due dates will be paid to the Servicer. See "The Transfer and Servicing Agreements-Monthly Advances."

 Servicing Fee................   Unless otherwise  specified in the related
                                 Prospectus  Supplement,  the Servicer will
                                 be  entitled  to receive a monthly fee for
                                 servicing  the  Receivables  of each Trust
                                 equal  to the  sum of (i) the  product  of
                                 one-twelfth  of the  Basic  Servicing  Fee
                                 Rate  specified in the related  Prospectus
                                 Supplement  and  the  Aggregate  Principal
                                 Balance  of  such  Receivables  as of  the
                                 first day of such Monthly  Period and (ii)
                                 to the extent  payable as provided  herein
                                 and in the related Prospectus  Supplement,
                                 Additional  Servicing.  In  addition,  the
                                 Servicer  will be  entitled  each month to
                                 Supplemental     Servicing     Fees    and
                                 Investment  Earnings.  See  "The  Transfer
                                 and     Servicing     Agreements-Servicing
                                 Compensation and Payment of Expenses."

 Certain Federal Income
   Tax Considerations.........   Upon  the   issuance  of  each  series  of
                                 Securities,  except as otherwise  provided
                                 in  the  related  Prospectus   Supplement,
                                 Kirkland & Ellis,  special  tax counsel to
                                 the  Seller,  will  deliver  an opinion to
                                 the effect  that,  for federal  income tax
                                 purposes:  (1) the Notes  will  constitute
                                 indebtedness;   (2)  the  Certificates  of
                                 such series will  constitute  interests in
                                 a trust  fund which will not be treated as
                                 an  association  taxable as a  corporation
                                 or publicly traded partnership  taxable as
                                 a corporation;  (3) such Certificates,  if
                                 identified  as  Partnership  Certificates,
                                 will    constitute    interests    in    a
                                 partnership;  and (4)  such  Certificates,
                                 if  identified   as  Trust   Certificates,
                                 should  constitute  interests in a grantor
                                 trust.  See  "Certain  Federal  Income Tax
                                 Considerations"  and  "State and Local Tax
                                 Considerations"       for       additional
                                 information concerning the application of federal, state and local laws.

 ERISA Considerations.........   Subject  to the  considerations  discussed
                                 under  "ERISA  CONSIDERATIONS"  herein and
                                 in the related Prospectus Supplement,  and
                                 unless   otherwise    specified   in   the
                                 Prospectus   Supplement,   the  Notes  are
                                 eligible for purchase by employee benefit plans.

                                 Unless otherwise specified in the related Prospectus Supplement, the Certificates may not be acquired by any employee benefit plan subject to ERISA or by an individual retirement account. See "ERISA Considerations" herein and in the related Prospectus Supplement.


 RATINGS......................  At the time of issuance,  the Notes will be rated as  investment  grade  securities  by
                                at  least  one  Rating  Agency.  Any  other
                                required  ratings  for Term  Notes  will be
                                set   forth  in  the   related   Prospectus
                                Supplement.

                                   THE TRUSTS

       With respect to each series of Securities, the Seller will establish a Trust by selling and assigning the Trust Property to the Trust in exchange for the related Securities. The Trust Property of each Trust will include (i) a pool (a "RECEIVABLES POOL") of retail instalment sales contracts for new and used automobiles and light trucks (the "Receivables"), all Scheduled Payments due thereunder on and after the Cutoff Date (in the case of Scheduled Interest Receivables) and all payments received thereunder on and after the Cutoff Date (in the case of Simple Interest Receivables), in each case exclusive of any amount allocable to the premium for physical damage insurance force-placed by the Servicer, (ii) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Sale and Servicing Agreement and the proceeds of such accounts, (iii) security interests in vehicles financed by the Receivables (the "FINANCED VEHICLES") and, to the extent permitted by law, any accessions thereto, (iv) any recourse against dealers with respect to the Receivables, (v) except for those Receivables originated in Wisconsin, the right to proceeds of credit life, credit disability, physical damage or other insurance policies covering the Financed Vehicles and (vi) certain rights of the Seller under the related Pooling and Servicing Agreement. To the extent specified in the related Prospectus Supplement, a Reserve Account or other form of credit enhancement may be held by the Owner Trustee or the Indenture Trustee for the benefit of holders of the Securities. The Reserve Account, if any, for a series of Securities may not be included in the property of the related Trust but will be a segregated trust account held by the Indenture Trustee for the benefit of the holders of such related Securities.

       Except as otherwise set forth in the related Prospectus Supplement, the activities of each Trust will be limited to (i) acquiring, managing and holding the related Receivables and the other assets contemplated herein and in the related Prospectus Supplement and proceeds therefrom, (ii) issuing the related Securities and making payments and distributions thereon and (iii) engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental thereto or connected therewith.

       The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "The Transfer and Servicing Agreements-Servicing Compensation and Payment of Expenses." To facilitate the servicing of the Receivables, the Owner Trustee will authorize GMAC, as Custodian, to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for the Owner Trustee. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to the Owner Trustee. In the absence of such an amendment, the Owner Trustee may not have a perfected security interest in the Financed Vehicles in all states. Neither the Trust nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in any Financed Vehicle. See "Certain Legal Aspects of the Receivables" and "The Transfer and Servicing Agreements-Sale and Assignment of Receivables."

       If the protection provided to Noteholders by the subordination of the related Certificates and by the Reserve Account or other credit enhancement for such series or the protection provided to Certificateholders by such Reserve Account or other credit enhancement is insufficient, Noteholders or Certificateholders, as the case may be, would have to look principally to the obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against dealers with respect to such Receivables. In such event, certain factors, such as the Owner Trustee's not having perfected security interests in the Financed Vehicles in all states, may affect the ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities. See "The Transfer and Servicing Agreements-Distributions," "-Credit Enhancement" and "Certain Legal Aspects of the Receivables."

       The principal offices of each Trust will be specified in the related Prospectus Supplement.


 THE OWNER TRUSTEE

       The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of such Owner Trustee set forth in the related Trust
 Agreement. An Owner Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator of a Trust may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Agreement or if the Owner Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor trustee. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              THE RECEIVABLES POOLS

       The Receivables in each Receivables Pool have been or will be acquired by GMAC through its nationwide branch system, directly or through General Motors Corporation ("GENERAL MOTORS"), from automobile and light truck dealers pursuant to agreements with General Motors dealers and dealerships affiliated with General Motors dealers. See "The Seller" and "The Servicer."

       The Receivables have been or will be originated by participating dealers in accordance with GMAC's requirements under the dealer agreements. The Receivables have been or will be acquired in accordance with GMAC's underwriting standards in the ordinary course of business, which evaluate the prospective purchaser's ability to pay and creditworthiness, as well as the asset value of the vehicle to be financed. GMAC's standards generally also require physical damage insurance to be maintained on each Financed Vehicle. The Receivables have been or will be acquired by GMAC in the ordinary course of business.

       The Receivables to be held by each Trust will be selected from GMAC's portfolio for inclusion in a Receivables Pool by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) provides for level monthly payments (except for the first and last payments which may be different from the level payments) that fully amortize the amount financed over its original term to maturity and (iv) satisfies the other criteria set forth in the related Prospectus Supplement. The "AMOUNT FINANCED" with respect to a Receivable will equal the aggregate amount advanced toward the purchase price of the Financed Vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile instalment sale contracts and related costs, exclusive of any amount allocable to the premium for physical damage insurance covering the Financed Vehicle force-placed by GMAC, less, in the case of a Scheduled Interest Receivable, payments due from the related obligor prior to the related Cutoff Date allocable to principal and, in the case of a Simple Interest Receivable, payments received from the obligor prior to the related Cutoff Date allocable to principal.

       "SCHEDULED INTEREST RECEIVABLES" are Receivables pursuant to which the payments due from the Obligors during any month (the "SCHEDULED PAYMENTS") are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method or the method known as the Rule of 78s or sum-of-the-digits method. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of the Scheduled Payments attributable to unearned finance charges. The amount of the rebate is determined with reference to the contract type and applicable state law. With minor variations based on state law, actuarial rebates are calculated on the basis of a constant interest rate. Rebates calculated on a Rule of 78s or sum-of-the-digits basis are smaller than the corresponding rebates under the actuarial method. Scheduled Interest Receivables provide for Rule of 78s rebates except in states that require the actuarial method. Distributions to Noteholders and Certificateholders will not be affected by Rule of 78s rebates, because all allocations with respect to Scheduled Interest Receivables for purposes of the related Trust are made using the actuarial method. The portion of a Receivables Pool which consists of Scheduled Interest Receivables will be specified in the related Prospectus Supplement.

       "SIMPLE INTEREST RECEIVABLES" are Receivables which provide for allocation of payments between finance charges and principal based on the actual date on which a payment is received. Late payments (or early payments) on a Simple Interest Receivable may result in the obligor making a greater (or smaller) number of payments than originally scheduled. The amount of any such additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate. The portion of a Receivables Pool which consists of Simple Interest Receivables will be specified in the related Prospectus Supplement.

       With respect to each Trust, the "AGGREGATE PRINCIPAL BALANCE," as of any date, means the sum of the Principal Balances of all outstanding Receivables (other than Liquidating Receivables) held by the Trust on such date. The "PRINCIPAL BALANCE," as of any date with respect to any Receivable, is equal to the Amount Financed minus the sum of either (a) in the case of a Scheduled Interest Receivable, (i) that portion of all Scheduled Payments due on or prior to such date allocable to principal, (ii) that portion of any Warranty Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal and (iii) any Prepayment applied by the Servicer to reduce the Principal Balance of such Receivable, or (b) in the case of a Simple Interest Receivable, (i) that portion of all payments received on or prior to such date allocable to principal and (ii) that portion of any Warranty Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal.

       Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, distribution by annual percentage rate ("APR"), states of origination and portion of such Receivables Pool secured by new vehicles and by used vehicles.

                   WEIGHTED AVERAGE LIFE OF THE SECURITIES

       The weighted  average life of Notes and  Certificates  will  generally be influenced  by the  rate  at  which  the  principal  balances  of  the  related
 Receivables are paid, which payment may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes charge-offs, liquidations due to defaults and repurchases by the Seller or GMAC pursuant to the related Trust Sale and Servicing Agreement, as well as receipt of proceeds from credit life and casualty insurance policies). All of the Receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer. Any reinvestment risk resulting from prepayment of Receivables will be borne entirely by the holders of Securities. See also "Certain Legal Aspects of the Receivables-Transfer of Vehicles."


                      POOL FACTORS AND TRADING INFORMATION

       The "NOTE POOL FACTOR" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Notes indicating the remaining outstanding principal balance of such Notes, as of the close of such date, as a fraction of the initial outstanding principal balance of such Notes. The "CERTIFICATE POOL FACTOR" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Certificates indicating the remaining Certificate Balance as of the close of such date, as a fraction of the initial Certificate Balance. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000; thereafter the Note Pool Factor and the Certificate Pool Factor will decline to reflect reductions in the outstanding principal balance of the Notes, or the reduction of the Certificate Balance of the Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of the Certificateholder's Certificate and (b) the Certificate Pool Factor.

       With respect to each Trust, the holder or holders of record of the Notes (the "NOTEHOLDERS") will receive reports on or about each Payment Date concerning payments received on the Receivables, the Aggregate Principal Balance, each Note Pool Factor, and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-Reports to Securityholders." Unless otherwise provided in the related Prospectus Supplement, with respect to the Trust, the holder or holders of record of the Certificates (the "CERTIFICATEHOLDERS") will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Aggregate Principal Balance, each Certificate Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-Reports to Securityholders."

                                 USE OF PROCEEDS

       Unless otherwise provided in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of the Notes and the Certificates will be applied to the purchase of the Receivables from GMAC.


                                   THE SELLER

       The Seller, a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992. The Seller is organized for the limited purposes of purchasing receivables from GMAC, transferring such receivables to third parties, forming trusts and engaging in related activities. The principal executive offices of the Seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

       GMAC Auto Receivables Corporation, a wholly-owned subsidiary of GMAC incorporated in the State of Delaware on November 16, 1990, was merged with and into the Seller on February 22, 1996.

       The Seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws ("INSOLVENCY LAWS") will result in consolidation of the assets and liabilities of the Seller with those of GMAC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). The Seller's By-laws include a provision that, under certain circumstances, requires the Seller to have two directors who qualify under the By-laws as "Independent Directors."

       If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, a filing were made under any Insolvency Law by or against the Seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on the Notes and the Certificates (and possible reductions in the amount of such distributions) could occur. See also "Certain Legal Aspects of the Receivables-Sale of Receivables by GMAC."

       The Seller will retain a portion of the Certificates issued by each Trust as described in the related Prospectus Supplement. Certain of the Securities issued by a Trust may be sold by the Seller in private placements or other transactions and will not be offered hereby and by the related Prospectus Supplement.

                                  THE SERVICER

       GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. Operating directly and through subsidiaries and associated companies in which it has equity investments, GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services also are offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance, mortgage banking and investment services.

       The principal business of GMAC and its subsidiaries is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or certain of its subsidiaries and associates, and to acquire from such dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors products as well as used units of any make. In addition, new products of other manufacturers are financed. GMAC also leases motor vehicles and certain types of capital equipment to others.

       GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153 (Tel. No. 212-418-6120) and administrative offices at 3044 West Grand Boulevard, Detroit, Michigan 48202 (Tel. No. 313-556-5000).

 DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

       Certain information concerning GMAC's experience in the United States pertaining to delinquencies on new and used retail automobile and light truck receivables and repossessions and net loss information relating to its entire vehicle portfolio (including receivables previously sold which GMAC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience.


                                    THE NOTES
 GENERAL

       With respect to each Trust, one or more classes of Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

       Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "DEPOSITORY") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "PARTICIPANTS") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, as the case may be, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities-Book-Entry Registration" and "-Definitive Securities."

 PRINCIPAL  AND INTEREST ON THE NOTES

       The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes in the series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to
 (i) principal payments with disproportionate, nominal or no interest payment or
 (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

       Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments on any class of Notes in the related Prospectus Supplement (each, a "PAYMENT DATE"). In which case, each such class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes. See "The Transfer and Servicing Agreements-Distributions" and "-Credit Enhancement."

       In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class.

 THE INDENTURE

       A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

       MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;
 (iii) to add additional  covenants for the benefit of the related  Noteholders;
 (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"); and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

       MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT. With respect to each Trust, with the consent of the holders of a majority in principal amount of the outstanding Notes affected thereby, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

       Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture will: (i) change the due date of any instalment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable or modify any of the provisions of the Indenture is such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date or regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding principal amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the assets of the Trust if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the assets of the Trust or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

       EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "EVENTS OF DEFAULT" under the Indenture will consist of: (i) any failure to pay interest on the related Notes as and when the same becomes due and payable, which failure continues unremedied for five days; (ii) any failure (a) to make any required payment of principal on the Notes or (b) to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure in the case of a default under clause (ii)(b) materially and adversely affects the rights of related Noteholders, and which failure in either case continues for 30 days after the giving of written notice of such failure (x) to the Trust, to the Seller or the Servicer, as applicable, by the Indenture Trustee or (y) to the Seller or the Servicer, as applicable, and the Indenture Trustee by the holders of not less than 25% of the principal amount of the related Notes; (iii) failure to pay the unpaid principal balance of any related class of Notes on or prior to the respective final scheduled Payment Date for such class; and (iv) certain events of bankruptcy insolvency or receivership with respect to the Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. However, the amount of principal required to be paid to Noteholders under the related Indenture will generally be limited to amounts available to be deposited therefor in the Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a final scheduled Payment Date, and then not until such final scheduled Payment Date for such class of Notes.

       If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding.

       If the Notes of any series are declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to (a) collect amounts due or foreclose on Trust property, (b) exercise remedies as a secured party, (c) sell the assets of the Trust or (d) elect to have the Trust maintain possession of the assets of the Trust and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Indenture Trustee, however, is prohibited from selling the related Receivables following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Securities at the date of such sale or (iii) in certain cases, the Indenture Trustee determines that the Receivables will not continue to provide sufficient funds on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the Notes. Unless otherwise specified in the related Prospectus Supplement following a declaration upon an Event of Default that the Notes are immediately due and payable, (x) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (y) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further distribution of interest on the Certificates or in respect of the Certificate Balance.

       Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes of a Trust, voting together as a single class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee and the holders of a majority in aggregate principal amount of such Notes then outstanding voting together as a single class, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

       No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in aggregate principal amount of the outstanding Notes of a Trust voting together as a single class such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in aggregate principal amount of such outstanding Notes.

       If an Event of Default occurs and is continuing with respect to any Trust and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder of such Trust notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice beyond such 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of Noteholders.

       In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not, for a period of one year and one day after the termination of the related Trust Agreement, institute against the related Trust or Seller, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

       Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the Indenture Trustee or the Owner Trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of the related Trust contained in the Indenture.

       Certain Covenants. Each Indenture provides that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments on the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) any action necessary to maintain the lien and security interest created by the related Indenture shall have been taken and (vi) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

       Each Trust will not, among other things, except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents for such Trust (collectively, the "RELATED DOCUMENTS"), (i) sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.

       Except as specified in the related Prospectus Supplement, Trust may engage in any activity other than as specified under "The Trusts" above. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

       Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

       Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

       Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes. The Indenture Trustee will continue to act as Indenture Trustee under the Indenture and the related Trust Sale and Servicing Agreement for the benefit of the related Certificateholders until such time as all payments in respect of Certificate Balance and interest due to such Certificateholders have been paid in full.

 THE INDENTURE TRUSTEE

       The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may give notice of its intent to resign at any time, in which event the Trust will be obligated to appoint a successor trustee. The Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent or otherwise becomes incapable of acting. In such circumstances, the Trust will be obligated to appoint a successor trustee. The holders of a majority of the aggregate principal amount of the outstanding Notes outstanding also have the right to remove the Indenture Trustee and appoint a successor. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

                                THE CERTIFICATES
 GENERAL

       With respect to each Trust, the Certificates will be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Certificates and the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

       Each class of Certificates to be sold by the Certificate Underwriters (as defined in the related Prospectus Supplement) will initially be represented by a single Certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only and resales or other transfers will not be permitted in amounts of less than $20,000. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates that are not retained by the Seller. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Seller) will be entitled to receive a physical certificate representing a Certificate. All references herein to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities-Book Entry Registration" and "-Definitive Securities." Certificates owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the Trust of a voluntary proceeding in bankruptcy as described in "The Transfer and Servicing Agreements-Insolvency Event").

       Under the Trust Agreement, the Trust (and the Owner Trustee on its behalf) and the related Certificateholders, by accepting the related Certificates, will covenant that they will not, for a period of one year and one day after the termination of the Trust Agreement, institute against the Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

 DISTRIBUTIONS OF INTEREST AND CERTIFICATE BALANCE

       The timing and priority of distributions, seniority, allocations of loss, Pass Through Rate and amount of or method of determining distributions with respect to Certificate Balance and interest (or, where applicable, with respect to Certificate Balance only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to Certificate Balance. A series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of Certificate Balance with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of Certificate Balance. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificate, or the initial Pass Through Rate and the method for determining the Pass Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the Certificates will be subordinate to payments in respect of the Notes as more fully described in the related Prospectus Supplement. Distributions in respect of Certificate Balance of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

       In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

 BOOK-ENTRY REGISTRATION

       DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

       Unless otherwise specified in the related Prospectus Supplement, owners of beneficial interest in Notes and Certificates ("Note Owners" and "Certificate Owners", respectively) that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes or Certificates may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all distributions of principal and interest and Certificate Owners will receive all distributions of interest and in respect of Certificate Balance through DTC Participants. Under a book-entry format, Note Owners and Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustees to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants, Note Owners or Certificate Owners. Except for the Seller, it is anticipated that the only "Noteholder" and "Certificateholder" will be Cede, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Likewise, Certificate Owners will not be recognized by the Owner Trustee as Certificateholders as such term is used in the Trust Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

       Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Notes and Certificates among Participants on whose behalf it acts with respect to the Notes and Certificates and to receive and transmit payments of principal of, and interest on, the Notes and distributions in respect of interest and Certificate Balance on the Certificates. Participants and Indirect Participants with which Note Owners and Certificate Owners have accounts with respect to the Notes and Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners and Certificate Owners. Accordingly, although Note Owners and Certificate Owners will not possess Notes or Certificates, the Rules provide a mechanism by which Note Owners and Certificate Owners will receive payments and will be able to transfer their Note or Certificate interests.

       Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Note Owner or Certificate Owner to pledge Notes or Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes or Certificates, may be limited due to the lack of a physical certificate for such Notes and Certificates.

       DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement only at the direction of one or more Participants to whose accounts with DTC the Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

       Except as required by law, neither the Administrator, the Owner Trustee nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes or the Certificates of any series held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

 DEFINITIVE SECURITIES

       Unless otherwise specified in the related Prospectus Supplement, Notes and Certificates will be issued in fully registered, certificated form
 ("DEFINITIVE NOTES" or "DEFINITIVE CERTIFICATES," as the case may be, and, collectively, the "DEFINITIVE SECURITIES") to Noteholders, Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and the Trust is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default, holders representing at least a majority of the outstanding principal amount of such Securities advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the holders of such Securities.

       Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate trustee will be required to notify DTC of the availability of Definitive Notes or Definitive Certificates, as the case may be. DTC shall notify all the Note Owners or Certificate Owners, as applicable, of the availability of Definitive Notes or Definitive Certificates, as the case may be. Upon surrender by DTC of the definitive certificates representing the Securities and receipt of instructions for re-registration, the appropriate trustee will reissue such Securities as Definitive Notes or Definitive Certificates, as the case may be, to holders thereof.

       Distributions of principal of, and interest on, the Definitive Securities will thereafter be made in accordance with the procedures set forth in the related Indenture or related Trust Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the last day of the preceding Monthly Period. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee or Owner Trustee, as applicable. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the holders of such class.

       Definitive Securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

 REPORTS TO SECURITYHOLDERS

       With respect to each Trust, on or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date and on or prior to each Distribution Date, the Servicer will prepare and provide to the Owner Trustee a statement to be delivered to the related Certificateholders. With respect to each series (to the extent applicable) each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date on such Notes, as applicable, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

             (i) the amount of the distribution allocable to principal of each class of the Notes and to the Certificate Balance of each class of Certificates;

             (ii) the amount of the distribution allocable to interest on or with respect to each class of securities;

             (iii) the Aggregate Principal Balance as of the close of business on the last day of the preceding Monthly Period;

             (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, and the Certificate Balance and the Certificate Pool Factor for each class of Certificates, each after giving effect to all payments reported under (i) above on such date;

             (v) the aggregate amount in the Payment Ahead Servicing Account or on deposit with the Servicer as Payments Ahead and the change in such amount from the previous statement, as the case may be;

             (vi) the amount of outstanding Monthly Advances on such date;

             (vii) the amount of the Total Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

             (viii) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates with variable or adjustable rates;

             (ix)  the  amount,   if  any,   distributed  to   Noteholders   and
 Certificateholders from amounts on deposit in the Reserve Account or from other forms of credit enhancement;

             (x) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, and the change in such amounts from the preceding statement; and

             (xi) the balance of the Reserve Account, if any, on such date, after giving effect to changes therein on such date.

       Each amount set forth pursuant to subclauses (i), (ii),  (vii),  (ix) and
 (x) with respect to Notes or Certificates will be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes or the initial Certificate Balance, as applicable.

       Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust, the trustees will mail to each holder of a class of Securities who at any time during such calendar year has been a securityholder, and received any payment thereon, a statement containing certain information for the purposes of such securityholder's preparation of federal income tax returns. As long as the holder of record of the Securities is Cede, as nominee of DTC, beneficial owners of the Securities will receive tax and other information from Participants and Indirect Participants rather than from the trustees. See "Certain Federal Income Tax Consequences."


                      THE TRANSFER AND SERVICING AGREEMENTS

       Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Pooling and Servicing Agreement pursuant to which the Seller will purchase Receivables from GMAC, the Servicer will agree to service such Receivables, and GMAC, as Custodian, will agree to act as custodian for the documents evidencing the Receivables, the Trust Sale and Servicing Agreement pursuant to which a Trust will acquire such Receivables from the Seller and agree to the servicing thereof by the Servicer and the appointment of GMAC as Custodian, the Trust Agreement pursuant to which such Trust will be created and Certificates will be issued and the Administration Agreement pursuant to which GMAC will undertake certain administrative duties with respect to such Trust (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the Transfer and Servicing Agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

 SALE AND ASSIGNMENT OF RECEIVABLES

       On the Closing Date specified in the related Prospectus Supplement (the "CLOSING DATE"), GMAC will sell and assign to the Seller, without recourse, its entire interest in the related Receivables, including its security interests in the Financed Vehicles, pursuant to a Pooling and Servicing Agreement between GMAC and the Seller (a "POOLING AND SERVICING AGREEMENT"). On the Closing Date, the Seller will transfer and assign to the applicable Owner Trustee, without recourse, its entire interest in the related Receivables, including its security interests in the Financed Vehicles, pursuant to a Trust Sale and Servicing Agreement among the Seller, the Servicer and the Trust (a "TRUST SALE AND SERVICING AGREEMENT"). Each Receivable with respect to a Trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the related Trust Sale and Servicing Agreement (a "SCHEDULE OF RECEIVABLES"). The Owner Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and Certificates to the Seller in exchange for such Receivables. Except as set forth in the related Prospectus Supplement, the Seller will sell the Certificates (other than those Certificates it is retaining) and the Notes to the respective underwriters set forth in the related Prospectus Supplement. See "Plan of Distribution."

       In each Pooling and Servicing Agreement, GMAC will represent and warrant to the Seller, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects; (ii) the obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with GMAC's normal requirements;
 (iii) as of the Closing Date, to the best of its knowledge, the related Receivables are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor or materials (other than tax liens and other liens that arise by operation of law) and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date, each Receivable is or will be secured by a first perfected security interest in favor of GMAC in the Financed Vehicle; and (v) each related Receivable, at the time it was originated complied, and as of the Closing Date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws. In the related Trust Sale and Servicing Agreement, the Seller will assign the representations and warranties of GMAC, as set forth above, to the Trust, and will represent and warrant to the Trust that the Seller has taken no action which would cause such representations and warranties of GMAC to be false in any material respect as of the Closing Date.

       As of the last day of the second (or, if the Seller elects, the first) month following the discovery by the Seller, the Servicer, the Owner Trustee or the Indenture Trustee of a breach of any representation or warranty of the Seller or GMAC that materially and adversely affects the interests of the related Securityholders in any Receivable, the Seller, unless the breach is cured in all material respects, will repurchase (or, will enforce the obligation of GMAC under the Pooling and Servicing Agreement to repurchase) such Receivable (a "WARRANTY RECEIVABLE") from the Trust at a price equal to:
 (a) in the case of a Scheduled Interest Receivable, the sum of all remaining Scheduled Payments on such Receivable, plus all past due Scheduled Payments with respect to which a Scheduled Interest Advance has not been made, plus all outstanding Scheduled Interest Advances on such Receivable, plus an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the Servicer with respect to such Receivable from the proceeds of other Receivables, minus (i) the rebate that would be payable to the obligor on such Receivable were the obligor to prepay such Receivable in full on such day and
 (ii) any Liquidation Proceeds with respect to such Receivable previously received (to the extent applied to reduce the Principal Balance of such Receivable); or (b) in the case of a Simple Interest Receivable, the Amount Financed minus (i) that portion of all payments received on or prior to the last day of the related Monthly Period allocable to principal and (ii) any Liquidation Proceeds with respect to such Receivable (to the extent applied to reduce the Principal Balance of such Receivable) (in either case, the "WARRANTY PAYMENT"). The Seller or GMAC, as applicable, will be entitled to receive any amounts held by the Servicer or in the Payment Ahead Servicing Account with respect to such Warranty Receivable. The repurchase obligation constitutes the sole remedy available to the Trust, the Noteholders, the Indenture Trustee, the Certificateholders or the Owner Trustee for any such uncured breach.

       In each Pooling and Servicing Agreement,  the Servicer will covenant that
 (i) except as contemplated in such Agreement, the Servicer will not release any Financed Vehicle from the security interest securing the related Receivable,
 (ii) the Servicer will do nothing to impair the rights of the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders in the related Receivables and (iii) the Servicer will not amend or otherwise modify any such Receivable such that the Amount Financed, the APR, the total number of Scheduled Payments (in the case of a Scheduled Interest Receivable) or the number of originally scheduled due dates (in the case of a Simple Interest Receivable) is altered or such that the last Scheduled Payment (in the case of a Scheduled Interest Receivable) or the last scheduled due date (in the case of a Simple Interest Receivable) occurs after the final scheduled Distribution Date. As of the last day of the second (or, if the Servicer so elects, the first) month following the discovery by the Servicer, the Owner Trustee or the Indenture Trustee of a breach of any covenant that materially and adversely affects any Receivable and unless such breach is cured in all material respects, the Servicer will, with respect to such Receivable (an "ADMINISTRATIVE RECEIVABLE"): (i) in the case of a Scheduled Interest
 Receivable, (a) release all claims for reimbursement of Scheduled Interest Advances made on such Receivable and (b) purchase such Receivable from the Trust at a price equal to the sum of all remaining Scheduled Payments on such Receivable plus an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the Servicer with respect to such Receivable from the proceeds of other Receivables, plus all past due Scheduled Payments with respect to which a Scheduled Interest Advance has not been made, minus the rebate that would be payable to the obligor on such Receivable were the obligor to prepay such Receivable in full on such day; or (ii) in the case of a Simple Interest Receivable, purchase such Receivable from the Trust at a price equal to the Amount Financed minus that portion of all payments made on or prior to the last day of the related Monthly Period allocable to principal (in either case, the "ADMINISTRATIVE PURCHASE PAYMENT"). The Servicer will be entitled to receive any amounts held by the Servicer or in the Payment Ahead Servicing
 Account with respect to such Administrative Receivable. This repurchase obligation constitutes the sole remedy available to the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders for any such uncured breach.

       Pursuant to each Trust Sale and Servicing Agreement, the Trust will agree to GMAC acting as custodian to maintain possession, as the Trust's agent, of the related retail instalment sale contracts and any other documents relating to the Receivables. To assure uniform quality in servicing both the Receivables and GMAC's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in GMAC's possession or otherwise stamped or marked to reflect the transfer to the related Trust so long as GMAC is the custodian of such documents. However, Uniform Commercial Code ("UCC") financing statements reflecting the sale and assignment of such Receivables to the Trust will be filed, and the Servicer's accounting records and computer files will reflect such sale and assignment. Because such Receivables will remain in the possession of GMAC, as Custodian, and will not be stamped or otherwise marked to reflect the assignment to the Trust, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trust's interests in such Receivables could be defeated.

 ACCOUNTS

       With respect to each Trust, the Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and the Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "COLLECTION ACCOUNT"). The Servicer will establish and maintain with respect to each Trust an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "NOTE DISTRIBUTION ACCOUNT"). The Servicer will establish and maintain with respect to each Trust an account, in the name of the Owner Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Reserve Account or other credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "CERTIFICATE DISTRIBUTION Account"). The Servicer will establish for each Trust an additional account (the "PAYMENT AHEAD SERVICING ACCOUNT") in the name of the Indenture Trustee, into which to the extent required by the Trust Sale and Servicing Agreement, early payments by or on behalf of obligors on Scheduled Interest Receivables which do not constitute either Scheduled Payments or Prepayments will be deposited until such time as payment becomes due. The Payment Ahead Servicing Account will not be property of the related Trust. Unless otherwise provided in the related Prospectus Supplement, the Payment Ahead Servicing Account will initially be maintained in the trust department of the Indenture Trustee.

       For any series, funds in the Collection Account, the Note Distribution Account and any Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "DESIGNATED ACCOUNTS") will be invested as provided in the Trust Sale and Servicing Agreement in Eligible
 Investments. "ELIGIBLE INVESTMENTS" are generally limited to investments acceptable to the rating agencies then rating the related Notes and Certificates at the request of the Seller (the "RATING AGENCIES") as being consistent with the rating of such Notes. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature no later than the business day immediately preceding the next distribution or, in the case of the Note Distribution Account, the date of the next distribution with respect to the Notes. To the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in related Notes that will not mature prior to the date of the next distribution with respect to the Notes. Except as otherwise specified in the related Prospectus Supplement, such Notes will not be sold to meet any shortfalls unless they are sold at a price equal to or greater than the unpaid principal balance thereof if, following such sale, the amount on deposit in such Reserve Account would be less than the related Specified Reserve Account Balance. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Designated Accounts and the Payment Ahead Servicing Account, net of losses and investment expenses (collectively, "INVESTMENT EARNINGS"), will be payable to the Servicer.

       The Designated Accounts will be maintained as Eligible Deposit Accounts. "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency then rating such institution in one of its generic rating categories which signifies investment grade. "ELIGIBLE INSTITUTION" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the Owner Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

       Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

 SERVICING COMPENSATION AND PAYMENT OF EXPENSES

       With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, on each Distribution Date, the Servicer will receive a servicing fee (the "BASIC SERVICING FEE") for the preceding Monthly Period equal to one-twelfth of the Basic Servicing Fee Rate specified in the related Prospectus Supplement multiplied by the Aggregate Principal Balance of all Receivables held by such Trust as of the first day of such Monthly Period. Unless otherwise specified in the related Prospectus Supplement, on each Distribution Date, the Servicer will also receive with respect to each Trust an additional amount (the "ADDITIONAL SERVICING") equal to the lesser of (i) the amount by which (A) the amount equal to the aggregate amount of the Basic Servicing Fee for such Distribution Date and all prior Distribution Dates exceeds (B) the aggregate amount of Additional Servicing paid to the Servicer on all prior Distribution Dates and (ii) the amount by which the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits, withdrawals and payments affecting any such Reserve Account other than the Additional Servicing and payments to the Seller) exceeds the Specified Reserve Account Balance. On each Distribution Date, the Servicer will be paid the Basic Servicing Fee, any unpaid Basic Servicing Fees from all prior Distribution Dates and the Additional Servicing (collectively, the "TOTAL SERVICING FEE") to the extent of funds available therefor. Unless otherwise provided in the Prospectus Supplement, the Total Servicing Fee for each Monthly Period (together with any portion of the Total Servicing Fee that remains unpaid from prior Distribution Dates) may be paid at the beginning of such Monthly Period out of collections for such Monthly Period. In addition, unless otherwise provided in the related Prospectus Supplement, with respect to each Trust the Servicer will be entitled to retain any late fees, prepayment charges or certain similar fees and charges collected during a Monthly Period (the "SUPPLEMENTAL SERVICING FEE") and any Investment Earnings during a Monthly Period.

       The foregoing amounts with respect to each Trust are intended to compensate the Servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors and policing the collateral. Such amounts will also compensate the Servicer for its services as the Receivables Pool administrator, including making Monthly Advances, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and generating federal income tax information for the Trust, the Certificateholders and the Noteholders. Such amounts also will reimburse the Servicer for certain taxes, the fees of the Owner Trustee and the Indenture Trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables Pool.

 SERVICING PROCEDURES

       The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Pooling and Servicing Agreement and Trust Sale and Servicing Agreement, follow such collection procedures as it follows with respect to comparable automobile receivables that it services for itself or others. See "Certain Legal Aspects of the Receivables." The Servicer is authorized to grant certain rebates, adjustments or extensions with respect to a Receivable. However, if any such modification of a Receivable alters the Amount Financed, the APR, the total number of Scheduled Payments (in the case of a Scheduled Interest Receivable) or the number of originally scheduled due dates (in the case of a Simple Interest Receivable) such that the last Scheduled Payment (in the case of a Scheduled Interest Receivable) or the last scheduled due date (in the case of a Simple Interest Receivable) occurs after the final scheduled Distribution Date, the Servicer will be obligated to purchase such Receivable.

       If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law. The Servicer will be entitled to receive an amount specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the Servicer's customary procedures, for refurbishing and disposition of the Financed Vehicle and other out-of-pocket costs related to the liquidation ("LIQUIDATION EXPENSES").

 COLLECTIONS

       With respect to each Trust, the Servicer will deposit all payments on the related Receivables received from obligors and all proceeds of Receivables collected during each calendar month (each, a "MONTHLY PERIOD") into the related Collection Account not later than two Business Days after receipt. However, at any time that (i) GMAC is the Servicer, (ii) there exists no Servicer Default and (iii) either (A) the short-term unsecured debt of the Servicer is rated at least A-1 by Standard & Poor's Rating Services and P-1 by Moody's Investors Service, Inc., or (B) certain arrangements are made which are acceptable to the Rating Agencies, the Servicer may retain such amounts until the related Distribution Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

       Collections on a Scheduled Interest Receivable made during a Monthly Period (other than an Administrative Receivable or a Warranty Receivable) which are not late fees, prepayment charges or certain other similar fees or charges will be applied first to any outstanding Scheduled Interest Advances made by the Servicer with respect to such Receivable and then to the Scheduled Payment. Any collections on such a Receivable remaining after such applications will be considered an "EXCESS PAYMENT." Such Excess Payment will be held by the Servicer (or, if the Servicer has not satisfied conditions (ii) and (iii) described in the preceding paragraph, will be deposited in the Payment Ahead Servicing Account), and will be deemed a "PAYMENT AHEAD," except as described in the following sentence. If and to the extent that an Excess Payment (i) together with any unapplied Payments Ahead exceeds the sum of three Scheduled Payments, or (ii) constitutes, either alone or together with any previous unapplied Payments Ahead, full prepayment, then such portion of such Excess Payment shall not be deemed a Payment Ahead and shall instead be applied as a full or partial prepayment of such Receivable (a "PREPAYMENT").

       Collections made during a Monthly Period with respect to Simple Interest Receivables (other than Administrative Receivables and Warranty Receivables) which are not late fees or certain other similar fees or charges will be applied first to the payment to the Servicer of Excess Simple Interest Collections, if any, and next to principal and interest on all such Receivables. With respect to a Monthly Period, "EXCESS SIMPLE INTEREST COLLECTIONS" represent the excess, if any, of (i) all payments received during such Monthly Period on all Simple Interest Receivables held by the Trust to the extent allocable to interest over (ii) the amount of interest that would be due during such Monthly Period on all Simple Interest Receivables held by the Trust, assuming that the payment on each such Receivable was received on its respective due date.

       Collections on Administrative Receivables and Warranty Receivables (including Administrative Purchase Payments and Warranty Payments) will generally be applied in the manner described above, except that unapplied Payments Ahead on a Scheduled Interest Receivable will be made to the Servicer or the Seller, as applicable, and Administrative Purchase Payments and Warranty Payments on a Simple Interest Receivable will not be applied to Excess Simple Interest Collections.

 MONTHLY ADVANCES

       Unless otherwise provided in the related Prospectus Supplement, if the full Scheduled Payment due on a Scheduled Interest Receivable is not received by the end of the month in which it is due, whether as the result of any extension granted to the obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to such Receivable will be applied by the Servicer to the extent of the shortfall and the Payments Ahead will be reduced accordingly. If any shortfall remains, the Servicer will advance an amount (a "SCHEDULED INTEREST ADVANCE") equal to the amount of such shortfall. The Servicer will be obligated to make a Scheduled Interest Advance only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on any Receivable. The Servicer will be reimbursed for any Scheduled Interest Advances with respect to a Receivable from subsequent payments or collections relating to such Receivable. At such time as the Servicer shall determine that Scheduled Interest Advances shall not be recoverable from payments with respect to such Receivable, the Servicer will be entitled to recoup its Scheduled Interest Advances from collections from other related Receivables.

       Unless otherwise provided in the related Prospectus Supplement, with respect to each Trust, as of the last day of each Monthly Period, the Servicer will advance an amount (a "SIMPLE INTEREST ADVANCE" and, collectively with a Scheduled Interest Advance, a "MONTHLY ADVANCE") equal to the excess, if any, of (i) the amount of interest that would be due during such Monthly Period on all Simple Interest Receivables held by the Trust assuming that the payment on each such Receivable was received on its respective due date over (ii) all payments received during such Monthly Period on all Simple Interest Receivables held by the Trust to the extent allocable to interest. In addition, with respect to each Trust, the Servicer will be paid, to the extent all previously made Simple Interest Advances exceed all Excess Simple Interest Collections previously paid to the Servicer, all Liquidation Proceeds realized with respect to Simple Interest Receivables allocable to accrued and unpaid interest thereon (but not including interest for the then current Monthly Period). The Servicer will not make any advance with respect to principal on any Simple Interest Receivable.

 DISTRIBUTIONS

       With respect to each Trust, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) (with respect to the Notes) and distributions in respect of Certificate Balance and interest (or, where applicable, of Certificate Balance or interest only) (with respect to the Certificates) on each class of Securities entitled thereto will be made by the Indenture Trustee or the Owner Trustee, as applicable, to the Noteholders and the Certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders will be set forth in the related Prospectus Supplement.

       With respect to each Trust, on each Payment Date and Distribution Date, collections on the Receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to Noteholders and Certificateholders as and to the extent described in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. Distributions in respect of principal and Certificate Balance will be subordinate to distributions in respect of interest, and distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, as more fully described in the related Prospectus Supplement.

 CREDIT ENHANCEMENT

       The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

       The presence of a Reserve Account and other forms of credit enhancement is intended to enhance the likelihood of receipt by the Noteholders and the Certificateholders of the full amount of principal or Certificate Balance, as the case may be, and interest due thereon and to decrease the likelihood that the Noteholders and the Certificateholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or Certificate Balance, as the case may be, and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities, securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of securityholders of other series.

       RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the Trust Sale and Servicing Agreement, the Seller will establish for a series an account, as specified in the related Prospectus Supplement (the "RESERVE ACCOUNT"), which will be maintained with the Indenture Trustee.

       Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will not be included in the property of the related Trust but will be a segregated trust account held by the Indenture Trustee for the benefit of Noteholders and Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date of the Reserve Account Initial
 Deposit (in the amount set forth in the related Prospectus Supplement). As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of the Total Servicing Fee and the distributions and allocations to the Noteholders and the Certificateholders required on such date. Unless otherwise provided in the related Prospectus Supplement or agreed by the Seller, amounts on deposit in the Reserve Account after payments to Noteholders, Certificateholders and the Servicer may be paid to the Seller to the extent that such amounts exceed the Specified Reserve Account Balance. Upon any distribution to the Seller of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

 NET DEPOSITS

       As an administrative convenience during such Monthly Periods as the Servicer is permitted to hold payments on Receivables until the related Distribution Date, the Servicer will also be permitted to make the deposit of collections, aggregate Monthly Advances, Warranty Purchase Payments and Administrative Purchase Payments for any Trust for or with respect to the Monthly Period net of distributions to be made to the Servicer for such Trust with respect to the Monthly Period. Similarly, the Servicer may cause to be made a single, net transfer from the Collection Account to the related Payment Ahead Servicing Account, or vice versa. The Servicer, however, will account to the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. In addition, in connection with any Trust at any time that the Servicer is not required to remit collections on a daily basis, the Servicer may retain collections allocable to the Notes or the Note Distribution Account until the related Payment Date, and pending deposit into the Collection Account or the Note Distribution Account, such collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. On each Payment Date, the Servicer, the Seller, the Indenture Trustee and the Owner Trustee will make all distributions, deposits and other remittances with respect to the Notes or the Note Distribution Account of a Trust for the periods since the previous distribution was to have been made. If Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Monthly Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

 STATEMENTS TO TRUSTEES AND TRUST

       Prior to each Payment Date and Distribution Date, with respect to each Trust the Servicer will provide to the Indenture Trustee and the Owner Trustee as of the close of business on the last day of the preceding Monthly Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders on such date described under "Certain Information Regarding the Securities-Reports to Securityholders."

 EVIDENCE AS TO COMPLIANCE

       Each Trust Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Owner Trustee and the Indenture Trustee on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the related Closing Date, a statement as to compliance by the Servicer during the preceding twelve months ended June 30 (or in the case of the first such certificate, the period from the Closing Date to the June 30 of such year) with certain standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

       Each Trust Sale and Servicing Agreement will also provide for delivery to the Owner Trustee and the Indenture Trustee, on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the related Closing Date, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement throughout the preceding twelve months ended June 30 (or in the case of the first such certificate, the period from the Closing Date to the June 30 of such year) or, if there has been a default in the fulfillment of any such obligation, describing each such default. Such certificate may be provided as a single certificate making the required statements as to more than one Trust Sale and Servicing Agreement.

       Copies  of  such   statements  and   certificates   may  be  obtained  by
 securityholders by a request in writing addressed to the applicable Indenture Trustee or Owner Trustee.

       In each Trust Sale and Servicing Agreement, the Seller will agree to give the Indenture Trustee and the Owner Trustee notice of any event which with the giving of notice or the lapse of time, or both, would become a Servicer Default. In addition, the Seller will agree to give the Indenture Trustee, the Owner Trustee and the Trust notice of certain covenant breaches which with the giving of notice or lapse of time, or both, would constitute a Servicer Default.

 CERTAIN MATTERS REGARDING THE SERVICER

       Each Trust Sale and Servicing Agreement will provide that GMAC may not resign from its obligations and duties as Servicer thereunder and under the Pooling and Servicing Agreement, except upon determination that GMAC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed GMAC's servicing obligations and duties under the related Transfer and Servicing Agreements.

       Each Trust Sale and Servicing Agreement will further provide that, except as specifically provided otherwise, neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Transfer and Servicing Agreements or the related Indenture or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each Trust Sale and Servicing Agreement will further provide that the Servicer and its directors, officers, employees and agents will be reimbursed by the Indenture Trustee or the Owner Trustee for any contractual damages, liability or expense incurred by reason of such trustee's wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of such trustee's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder or under the related Trust Agreement or the related Indenture. In addition, each Trust Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the related Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the Noteholders and the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust, and the Servicer will be entitled to be reimbursed therefor out of the related Collection Account. Any such indemnification or reimbursement will reduce the amount otherwise available for distribution to the Noteholders and the Certificateholders.

       Under the circumstances specified in each Trust Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the Servicer under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement, will be the successor of the Servicer under such Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement. So long as GMAC acts as Servicer the Servicer may at any time subcontract any duties as Servicer under any Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement to any entity in which more than 50% of the voting interests are owned, directly or indirectly, by General Motors or to any entity that agrees to conduct such duties in accordance with the Servicer's servicing guidelines and the Trust Sale and Servicing Agreement. The Servicer may at any time perform specific duties as Servicer through subcontractors who are in the business of servicing receivables similar to the Receivables, provided that no such delegation will relieve the Servicer of its responsibility with respect to such duties.

 SERVICER DEFAULT

       Except as otherwise provided in the related Prospectus Supplement, "SERVICER DEFAULT" under each Trust Sale and Servicing Agreement will consist of (i) any failure by the Servicer to make any required distribution, payment, transfer or deposit or to direct the related Indenture Trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the Indenture Trustee or the Owner Trustee is received by the Servicer or after discovery of such failure by an officer of the Servicer; (ii) any failure by the Servicer to observe or perform in any material respect any other covenant or agreement in such Trust Sale and Servicing Agreement, the related Pooling and Servicing Agreement, the related Trust Agreement or the related Indenture, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders and which continues unremedied for 90 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee or the Owner Trustee or to the Servicer , the Indenture Trustee and the Owner Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance or after discovery of such failure by an officer of the Servicer; (iii) any representation, warranty or certification made by the Servicer in such Trust Sale and Servicing Agreement or in any certificate delivered pursuant thereto proves to have been incorrect when made and which has a material adverse effect on the rights of the related Securityholders and which effect continues unremedied for a period of 60 days after the giving of written notice thereof to the Servicer by the Indenture Trustee or the Owner Trustee; or (iv) certain events of bankruptcy insolvency or receivership, with respect to the Servicer by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations (each, an "Insolvency Event").

       Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (i) above for a period of ten Business Days or under clause (ii) or (iii) for a period of 60 days if the delay or failure giving rise to such Servicer Default was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and the Servicer will provide the Indenture Trustee, the Owner Trustee, the Seller and the Securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

 RIGHTS UPON SERVICER DEFAULT

       As long as a Servicer Default under a Trust Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of related Notes evidencing not less than a majority in principal amount of such then outstanding Notes (or, if the Notes have been paid in full and the Indenture has been discharged with respect thereto, the related Owner Trustee or the holders of related Certificates evidencing not less than a majority of the aggregate outstanding Certificate Balance of all Certificates other than Certificates owned by the Trust, the Seller, GMAC or any of their affiliates) may terminate all the rights and obligations of the Servicer under such Trust Sale and Servicing Agreement and the related Pooling and Servicing Agreement, whereupon such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling to so act, it may, and if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive receivables and which satisfies the other criteria set forth in the Trust Sale and Servicing Agreement. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Trust Sale and Servicing Agreement.

 WAIVER OF PAST DEFAULTS

       With respect to each Trust, the holders of Notes evidencing at least a majority in principal amount of the then outstanding related Notes (or if all of the Notes have been paid in full, holders of the related Certificates whose Certificates evidence not less than a majority of the outstanding Certificate Balance) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Designated Accounts or the Certificate Distribution Account in accordance with the Trust Sale and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

 AMENDMENT

       Each of the  Transfer  and  Servicing  Agreements  may be  amended by the parties thereto without the consent of the related Noteholders or Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein, (iii) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of Noteholders or Certificateholders (provided that if any such addition affects any class of Noteholders or
 Certificateholders differently than any other class of Noteholders or Certificateholders, then such addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of Noteholders or Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Seller, the Servicer, the Owner Trustee or the Indenture Trustee or (v) to add, change or eliminate any other provisions of such Agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders or the Certificateholders. Each such Agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of such then outstanding Notes and the holders of such Certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of such Noteholders or Certificateholders; except that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions of payments that are required to be made on any Note or Certificate without the consent of the holder thereof, any Interest Rate, any Pass Through Rate or the Specified Reserve Account Balance (ii) adversely affect the rating of any series by any Rating Agency without the consent of two-thirds of the principal amount of the outstanding Notes or the Voting Interests of the outstanding Certificates, as appropriate, of such series or
 (iii) reduce the aforesaid percentage required of Noteholders or Certificateholders to consent to any such amendment without the consent of all of the Noteholders or Certificateholders, as the case may be.

 INSOLVENCY EVENT

       With respect to each Trust, if an Insolvency Event occurs with respect to the Seller, the related Trust will be terminated. In such event, the Trust will be liquidated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from (i) each of the Certificateholders (other than the Seller and its affiliates) and (ii) each of the Noteholders to the effect that each such party disapproves of the such liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of any Insolvency Event with respect to the Seller, notice thereof is required to be given to Noteholders and Certificateholders; except that any failure to give such required notice will not prevent or delay termination of any Trust or liquidation of the related assets. If no such instructions are received within such 90-day period, the Owner Trustee shall direct the Indenture Trustee promptly to sell, liquidate or otherwise dispose of the assets of such Trust (other than the Designated Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms (which may include continuing to hold the Receivable and receiving collections thereon). The proceeds from any such sale, disposition or liquidation will be treated as collections on the related Receivables and deposited in the related Collection Account. With respect to any series, if the proceeds from the liquidation of the Receivables and any other available assets and any amounts on deposit in the Reserve Account, the Payment Ahead Servicing Account, the Note Distribution Account and the Certificate Distribution Account are not sufficient to pay the Notes and Certificates in full, the amount of principal returned to Noteholders and Certificateholders will be reduced and the Noteholders and the Certificateholders will incur a loss.

       Each Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the related Trust without the unanimous prior approval of all related Certificateholders (including the Seller) and the delivery to the Owner Trustee by each such Certificateholder (including the Seller) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent. In the Trust Sale and Servicing Agreement, the Servicer and the Seller will covenant that they will not, for a period of one year and one day after the final distribution with respect to the related Notes and the related Certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

 SELLER LIABILITY; INDEMNIFICATION

       Under each Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller were a general partner.

       Each Trust Sale and Servicing Agreement provides that the Servicer will indemnify the Indenture Trustee and the Owner Trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the Transfer and Servicing Agreements, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that neither the Indenture Trustee nor Owner Trustee will be so indemnified if such acts or omissions or alleged acts or omissions constitute willful misfeasance bad faith or negligence by the Indenture Trustee or the Owner Trustee, as applicable. In addition, the Servicer will indemnify the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders against losses arising out of the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under the Transfer and Servicing Agreements and the Indenture or by reason of its reckless disregard of its obligations and duties thereunder. The Servicer will also indemnify such parties against any taxes that may be asserted against such parties with respect to the transactions contemplated in the Trust Sale and Servicing Agreement, other than taxes with respect to the sale of Receivables or Securities, the ownership of Receivables or the receipt of payments on Securities or other compensation.

 TERMINATION

       Each Trust will terminate on the earlier to occur of (a) the final distributions by the Indenture Trustee and the Owner Trustee of all monies and other property of the Trust in accordance with the terms of the Trust Agreement, the Indenture and the Trust Sale and Servicing Agreement (including in the case of the exercise by the Servicer of its repurchase option as described above in "Optional Repurchase by the Servicer") and (b) in the event of certain insolvency events with respect to the Seller as described above under "Insolvency Event." Upon termination of the Trust and payment (or deposit into the Note Distribution Account and the Certificate Distribution Account) of all amounts to be paid to the related Securityholders, any remaining assets of the Trust and any amounts remaining on deposit in the related Reserve Account will be paid to the Seller. Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer, or its successor, will be permitted at its option to purchase from each Trust, as of the last day of any Monthly Period, if the then outstanding Aggregate Principal Balance of the Receivables held by such Trust is 10% or less of the Aggregate Amount Financed, all remaining related Receivables at a price equal to the aggregate Administrative Purchase Payments for such Receivables plus the appraised value of any other property held as part of the Trust less Liquidation Expenses, all as of the end of such Monthly Period. As more fully described in the related Prospectus Supplement, any related outstanding Notes will be redeemed concurrently therewith and the subsequent distribution to related Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement will effect early retirement of the Certificates. The Indenture Trustee will give written notice of redemption to each related Noteholder of record and the Owner Trustee will give written notice of termination to each related Certificateholder of record. The final distribution to any Noteholder or Certificateholder will be made only upon surrender and cancellation of such Noteholder's Note at an office or agency of the Indenture Trustee specified in the notice of redemption or such Certificateholder's Certificate at an office or agency of the Owner Trustee specified in the notice of termination.

 ADMINISTRATION AGREEMENT

       GMAC, in its capacity as administrator (the "ADMINISTRATOR"), will enter into an agreement (an "ADMINISTRATION AGREEMENT") with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. With respect to each Trust, unless otherwise specified in the Prospectus Supplement as compensation for the performance of the
 Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $1,500 per month, which fee will be paid by the Servicer.


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

 SECURITY INTEREST IN VEHICLES

       In all states in which the Receivables have been originated, retail instalment sale contracts such as the Receivables evidence the credit sale of automobiles and light trucks by dealers to purchasers. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

       With respect to each Trust, pursuant to the Pooling and Servicing Agreement, GMAC will assign its security interest in the Financed Vehicles securing the related Receivables to the Seller and pursuant to the Trust Sale and Servicing Agreement, the Seller will assign its security interest in the Financed Vehicles securing such Receivables to the Trust. However, because of the administrative burden and expense, no certificate of title will be amended to identify the Trust as the new secured party relating to a Financed Vehicle. Also, GMAC will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Seller and the Owner Trustee pursuant to a custodian agreement entered into pursuant to the related Pooling and Servicing Agreement and Trust Sale and Servicing Agreement. See "The Transfer and Servicing Agreements-Sale and Assignment of Receivables."

       In most states, an assignment such as that under both the related Pooling and Servicing Agreement and the related Trust Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or GMAC or administrative error by state or local agencies, in most states the notation of GMAC's lien on the certificates of title will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle from an obligor or subsequent lenders to an obligor who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which GMAC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of GMAC under the related Pooling and Servicing Agreement and, if the interests of the Securityholders in the related Receivable are materially and adversely affected, would create an obligation of GMAC to repurchase such Receivable unless the breach is cured. Similarly, the security interest of the related Trust in the vehicle could be defeated through fraud or negligence and, because the Trust is not identified as the secured party on the certificate of title, by the bankruptcy petition of the obligor.

       Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligors as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivables before release of the lien. Under each Pooling and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

       Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Under each Pooling and Servicing Agreement, GMAC will have represented to the Seller that, as of the Closing Date, each Receivable is or will be secured by a first perfected security interest in favor of GMAC in the Financed Vehicle. The Seller will have assigned such representation, among others, to the Owner Trustee pursuant to the related Trust Sale and Servicing Agreement. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Owner Trustee, the Indenture Trustee, the Noteholder or the Certificateholder if such a lien or confiscation arises.

 REPOSSESSION

       In the event of default by vehicle purchasers, the holder of the retail instalment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.

 NOTICE OF SALE; REDEMPTION RIGHTS

       The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, a consent order between the Servicer and the Federal Trade Commission ("FTC REPOSSESSION CONSENT ORDER") imposes similar requirements for the giving of notice for any such sale. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent instalments or the unpaid balance.

 DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

       The proceeds of resale of the Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

       Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC and the FTC Repossession Consent Order require the creditor to remit the surplus to the former owner of the vehicle.

 CONSUMER PROTECTION LAWS

       Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code (the "UCCC") and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables (or, if a seller with respect to a Receivable is not liable for indemnifying the Trust as assignee of the Receivables from the Seller, failure to comply could impose liability on an assignee in excess of the amount of the Receivable).

       The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE"), the provisions of which are generally duplicated by the UCC, other state statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

       Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Owner Trustee of a Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Receivable. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of GMAC's warranties under the related Pooling and Servicing Agreement and may create an obligation of GMAC to repurchase the Receivable unless the breach is cured in all material respects. See "The Transfer and Servicing Agreements-Sale and Assignment of Receivables."

       Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

       In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

       Under each Pooling and Servicing Agreement, GMAC will represent to the Seller that each Receivable complies with all requirements of law in all material respects. The Seller will have assigned such representation, among others, to the related Trust. Accordingly, if an obligor has a claim against the Trust for violation of any law and such claim materially and adversely affects the related Trust's interest in a Receivable, such violation may create an obligation to repurchase the Receivable unless the breach is cured in all material respects. See "The Transfer and Servicing Agreements-Sale and Assignment of the Receivables."

 OTHER LIMITATIONS

       In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the Financed Vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the Financed Vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of finance charge and time of repayment of the indebtedness.

 TRANSFER OF VEHICLES

       The Receivables prohibit the sale or transfer of a Financed Vehicle without the Servicer's consent and permit the Servicer to accelerate the maturity of the Receivable upon a sale or transfer without the Servicer's consent. The Servicer will not consent to a sale or transfer and will require prepayment of the Receivable. Although the Servicer, as agent of each Owner Trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the related Receivables Pool.

 SALE OF RECEIVABLES BY GMAC

       As described herein, the transaction of the Receivables that are being sold by GMAC to the Seller and from the Seller to the Trust have been structured as, and will be treated by the parties as, sales. The United States Court of Appeals for the Tenth Circuit recently found that accounts sold prior to a bankruptcy should be treated as property of the bankruptcy estate. In the event that GMAC or the Seller were a debtor in a bankruptcy proceeding and the bankruptcy court applied this analysis, delays or reductions in receipt of collections on the Receivables to the related Trust and distributions on the related Securities to Securityholders could occur.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
 GENERAL

       Set forth below is a discussion of the anticipated material United States federal income tax considerations relevant to the purchase, ownership and disposition of the Notes and Certificates. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Noteholders and Certificateholders.

       This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Noteholders and Certificateholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Notes or Certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Notes or Certificates as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES OR CERTIFICATES.

       The following discussion addresses Securities falling into three general categories: (i) Notes (other than Strip Notes or any other series of Notes specifically identified as receiving different tax treatment in the related Prospectus Supplement) which the Seller, the Servicer and the Noteholders will agree to treat as indebtedness secured by the related Receivables, (ii) Certificates representing interests in a trust fund which the Seller, the Servicer and the applicable Certificateholders will agree to treat as equity interests in a grantor trust (a "TAX TRUST"), and (iii) Certificates (including Strip Certificates) and Strip Notes, representing interests in a trust fund which the Seller, the Servicer and the applicable holders will agree to treat as equity interests in a partnership (a "TAX PARTNERSHIP"), in each case for purposes of federal, state and local income and franchise taxes. Certificates issued by a Tax Trust are referred to herein as "Trust Certificates", and Certificates (including Strip Certificates) and Strip Notes issued by a Tax Partnership are referred to herein as "PARTNERSHIP CERTIFICATES." The Prospectus Supplement for each series of Certificates will indicate whether the related trust fund is a Tax Trust or a Tax Partnership. Because the Seller will treat each Tax Trust as a grantor trust and each Tax Partnership as a Partnership for federal income tax purposes, the Seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust or Tax Partnership. For purposes of this discussion, reference to a "Noteholder" are to the beneficial owner of a Note, and references to a "CERTIFICATEHOLDER" or a "holder" are to the beneficial owner of a Trust Certificate, Partnership Certificate, or both, as the context may require.

 THE NOTES

       CHARACTERIZATION AS DEBT. With respect to each series of Notes (except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable Prospectus Supplement), regardless of whether such Notes are issued by a Tax Trust or a Tax Partnership, Kirkland & Ellis, special tax counsel to the Seller ("TAX COUNSEL"), will deliver its opinion to the effect that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes, based on the terms of the Notes, the transactions relating to the Receivables as set forth herein, and the discussions of Trust Certificates and Partnership Certificates below, the Notes will be treated as debt for federal income tax purposes. The Seller, the Servicer and each Noteholder, by acquiring an interest in a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes. See "Trust Certificates-Classification of Trusts and Trust Certificates" or "Partnership Certificates-Classification of Partnerships and Partnership Certificates" for a discussion of the potential federal income tax consequences to Noteholders if the IRS were successful in challenging the characterization of a Tax Trust or a Tax Partnership for federal income tax purposes.

       TREATMENT OF STATED INTEREST. Based on the foregoing opinion, the stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. Except to the extent indicated in the related Prospectus Supplement, no series of Notes will be issued with OID. A holder who purchases a Note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the Code.

       If any Notes were treated as being issued with OID, a Noteholder would be required to include OID in income as interest over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income.

       A holder of a Note which has a fixed maturity date not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") will generally not be required to include market discount on the Note in income as it accrues, provided such holder is not an accrual method taxpayer, a bank, a broker or dealer that holds the Note as inventory, a regulated investment company or common trust fund, or the beneficial owner of certain pass-through entities specified in the Code, or provided such holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the market discount accrued on the Note in gross income upon sale or exchange or at maturity, or if such Note is payable in installments, as principal is paid thereon. Such a holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of the interest income, if any, and market discount accrued on such Note. However, a holder may elect to include market discount in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, market discount accrues on a Short-Term Note on a ratable (straight-line) basis, unless the holder irrevocably elects (under regulations to be issued by the Treasury Department) with respect to such obligation to apply a constant interest method, using the holder's yield to maturity and daily compounding.

       DISPOSITION OF NOTES. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID, market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to such Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

       INFORMATION REPORTING AND BACKUP WITHHOLDING. Each Tax Trust and Tax Partnership will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide to the related Tax Trust or Tax Partnership, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Tax Trust or Tax Partnership will be required to withhold, from interest otherwise payable to the holder, 31% of such interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

 TRUST CERTIFICATES

       CLASSIFICATION OF TRUSTS AND TRUST CERTIFICATES. With respect to each series of Certificates identified in the related Prospectus Supplement as Trust Certificates, Tax Counsel will deliver its opinion to the effect that the related Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Code. For each such series, the Seller and the Certificateholders will express in the Trust Agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in a grantor trust. The Seller and each Certificateholder, by acquiring an interest in any such Trust Certificate, will agree to treat such Trust Certificates as an equity interest in the Tax Trust, for federal, state and local income and franchise tax purposes. However, the proper characterization of the arrangement involving the Tax Trust, the Trust Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

       Although, as described above, Tax Counsel will opine that each such Tax Trust should properly be characterized as a grantor trust for federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, such Tax Trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of such Trust Certificates as partners could differ from the income reportable by the holders of such Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. See discussion of Partnership Certificates below.

       If, however, the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the Receivables (reduced by deductions, including interest on any Notes unless the Notes were treated as an equity interest). Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the related Trust Certificates and any related Notes. The Certificateholders and, if the Notes were also treated as an equity interest in the taxable corporation, the Noteholders could be liable for any such tax to the extent it is not paid by the related Tax Trust. However, as described above, in the opinion of Tax Counsel, each Tax Trust will not be classified as an association taxable as a corporation because it will not have certain characteristics necessary for a trust to constitute an association taxable as a corporation.

       If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a "publicly traded partnership" taxable as a corporation. However, in the opinion of Tax Counsel, even if a Tax Trust were treated as a publicly traded partnership, such Tax Trust would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, if the Tax Trust were treated as a publicly traded partnership and the Notes were treated as equity interests in such a partnership, certain holders could suffer adverse tax consequences. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of such Tax Trust's expenses.

       Despite Tax Counsel's opinion that a Tax Trust should be classified as a grantor trust, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have certain features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the Seller or the Issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.

       GRANTOR TRUST TREATMENT. As a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussions below under "Treatment of Fees or Payment", in Tax Counsel's opinion each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the Receivables and any other property in the related Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the Receivables and any gain or loss upon collection or disposition of the Receivables, in accordance with such Certificateholder's method of accounting. A Certificateholder using the cash method of accounting should take into account its pro rata share of income as and when received by the Owner Trustee. A Certificateholder using an accrual method of accounting should take into account its pro rata share of income as it accrues or is received by the Owner Trustee, whichever is earlier.

       Assuming that the market discount rules do not apply, the portion of each payment to a Certificateholder that is allocable to principal on the Receivables will represent a recovery of capital, which will reduce the tax basis of such Certificateholder's undivided interest in the Receivables. In computing its federal income tax liability, a Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any related Notes, reasonable servicing fees, and other fees paid or incurred by the related Tax Trust as provided in Section 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust, the deduction for such Certificateholder's pro rata share of such fees will be allowed only to the extent that all of such Certificateholder's miscellaneous itemized deductions, including such fees, exceed 2% of such Certificateholder's adjusted gross income. In addition, in the case of Certificateholders who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the Certificateholder's adjusted gross income in excess of a statutorily defined threshold (which is $117,950 in the case of a married couple filing jointly for a taxable year beginning in 1996). Because the Servicer will not report to Certificateholders the amount of income or deductions attributable to miscellaneous charges, such a Certificateholder may effectively underreport its net taxable income. See "Recharacterization of Fees" below for a discussion of other possible consequences if amounts paid to the Servicer exceed reasonable compensation for services rendered.

       TREATMENT OF FEES OR PAYMENTS. It is expected that income will be reported to Certificateholders on the assumption that the Certificateholders own a 100% interest in all of the principal and interest derived from the related Receivables. However, a portion of the amounts paid to the Servicer or the Seller may exceed reasonable fees for services rendered, by reason of the extent to which either the weighted average APR of the Receivables, or the individual stated APRs of some of the Receivables, exceed the Pass Through Rate. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the Receivables or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the Servicer or the Seller exceed reasonable compensation for services provided, the Servicer or the Seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment with respect to certain Receivables. As a result, such Receivables may be treated as "stripped bonds" within the meaning of the Code.

       To the extent that the Receivables are characterized as "stripped bonds," the income of the related Tax Trust allocable to Certificateholders would not include the portion of the interest on the Receivables treated as having been retained by the Servicer or the Seller, as the case may be, and such Tax Trust's deductions would be limited to reasonable servicing fees, interest paid on any related Notes and other fees. In addition, a Certificateholder purchasing Certificates in the initial distribution thereof would not be subject to the market discount and premium rules discussed below with respect to the stripped Receivables, but instead would be subject to the OID rules of the Code. However, if the price at which a Certificateholder were deemed to have acquired a stripped Receivable is less than the remaining principal balance of such Receivable by an amount which is less than a statutorily defined de minimis amount, such Receivable would not be treated as having OID. In general, it appears that the amount of OID on a Receivable treated as a "stripped bond" will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the Receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on such a Receivable would be includible in income as principal payments are received on the Receivable.

       If the OID on a Receivable were not treated as de minimis, a Certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped Receivable. If a stripped Receivable is deemed to be acquired by a Certificateholder at a significant discount, such prepayment assumption could accelerate the accrual of income by a Certificateholder. No representation is made, nor is Tax Counsel able to give an opinion, that Receivables will prepay at any particular rate.

       It is also  possible  that  any  fees  deemed  to be  excessive  could be recharacterized as deferred purchase price payable to the Seller by Certificateholders in exchange for the related Receivables. The likely effect of such recharacterization would be to increase current taxable income to a Certificateholder.

       DISCOUNT AND PREMIUM. In the event that a Receivable is treated as purchased at a premium (i.e., the allocable portion of the Certificateholder's purchase price for the related Trust Certificate exceeds the remaining principal balance of the Receivable), such premium will be amortizable by a Certificateholder as an offset to interest income (with a corresponding reduction in basis) under a constant yield method over the term of the Receivable if the Certificateholder makes an election under Section 171 of the Code with respect to the Receivables. Any such election will also apply to debt instruments held by the Certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

      DISPOSITION OF TRUST CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Trust Certificates sold. A Certificateholder's tax basis in a Trust Certificate will generally equal his cost increased by any OID previously included in income, and decreased by any deductions previously allowed for accrued premium and by the amount of principal payments previously received on the Receivables held by the related Tax Trust.

       If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Trust Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

       BACKUP WITHHOLDING. Distributions made on Trust Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, as discussed above with respect to the Notes, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

       TAX CONSEQUENCES TO FOREIGN TRUST CERTIFICATEHOLDERS. Interest attributable to Receivables which is received by a Certificateholder which is a foreign person will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that such Certificateholder is not engaged in a trade or business in the United States and that such Certificateholder fulfills the certification requirements discussed above under "The Notes-Tax Consequences to Foreign Noteholders."

 PARTNERSHIP CERTIFICATES

       Classification of Partnerships and Partnership Certificates. With respect to each series of Certificates identified in the related Prospectus Supplement as Partnership Certificates, the Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of such Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such Partnership being the Certificateholders and the Seller (in its capacity as recipient of distributions from the Reserve Account), and any related Notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

       If the Tax Partnership were an association taxable as a corporation for federal income tax purposes, such Tax Partnership would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Partnership Certificates (and Certificateholders could be liable for any such tax that is unpaid by such Tax Partnership). However, upon the issuance of each series of Partnership Certificates, Tax Counsel will deliver its opinion generally to the effect that such Tax Partnership will not be classified as an association taxable as a corporation because it will not have certain characteristics necessary for a trust to be an association taxable as a corporation.

       Even if a Tax Partnership were not an association taxable as a corporation, it would be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation. However, in the opinion of Tax Counsel, even if such Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, certain holders could suffer adverse consequences. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of the Tax Partnership's expenses.

       Despite Tax Counsel's opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have certain features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax
 Partnership, the Seller or the Issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

       PARTNERSHIP TAXATION. As a partnership, a Tax Partnership will not be subject to federal income tax, but each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of such Tax Partnership. The Tax Partnership's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, OID, and bond premium) and any gain upon collection or disposition of such Receivables. The Tax Partnership's deductions will consist primarily of interest accruing with respect to any related Notes, servicing and other fees, and losses or deductions upon collection or disposition of the related Receivables.

       The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (with respect to any series of Partnership Certificates, the Trust Agreement and related documents). Each Trust Agreement for a Tax Partnership will provide that the Certificateholders will be allocated taxable income of the related Tax Partnership for each month equal to the sum of (i) the Pass Through Rate on the related Partnership Certificates for such month; (ii) an amount equivalent to interest that accrues during such month on amounts previously due on such Partnership Certificates but not yet distributed; (iii) any Tax Partnership income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (iv) any Prepayment Surplus (as defined in the related Prospectus Supplement) payable to the Partnership Certificates for such month. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the related Certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the related Prospectus Supplement. All taxable income of the Tax Partnership remaining after the allocations to the Certificateholders will be allocated to the Seller. It is believed that the allocations to Certificateholders will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the related Prospectus Supplement, even though the related Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Partnership Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the related Tax Partnership.

       Additionally, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

       An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent they exceed two percent of adjusted gross income, and, in addition, certain other limitations may apply. Those limitations would apply to an individual Certificateholder's share of expenses of a Tax Partnership (including fees to the Servicer) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

       Each Tax Partnership intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

       DISCOUNT AND PREMIUM. It is believed that the Receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by such Tax Partnership for the related Receivables may be greater or less than the remaining principal balance of such Receivables at the time of purchase. If so, such Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable by Receivable basis.)

       Each Tax Partnership will make an election that will result in any market discount on the related Receivables being included in income currently as such discount accrues over the life of such Receivables. As indicated above, a portion of such market discount income will be allocated to Certificateholders.

       SECTION 708 TERMINATION. Under Section 708 of the Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If such a termination occurs, under current Treasury regulations, a Tax Partnership will be considered to distribute its assets to the partners (i.e., Certificateholders and the Seller), who would then be treated as recontributing those assets to a Tax Partnership, as a new partnership. Proposed Treasury regulations would modify this treatment. A Tax Partnership will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, such Tax Partnership may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

       DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A Certificateholder's tax basis in a Partnership Certificate will generally equal his cost increased by his share of the related Tax Partnership's income (includible in his income) and decreased by any distributions received with respect to such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder's share of any related Notes and other liabilities of such Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of such aggregate tax basis to the Partnership Certificates sold (rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate).

       Any gain on the sale of a Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. Each Tax Partnership does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, each Tax Partnership will elect to include market discount in income as it accrues.

       If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

       ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, each Tax Partnership's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of such month. As a result, a holder purchasing Partnership Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

       The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of a Tax Partnership might be reallocated among the Certificateholders. The Trustee is authorized to revise a Tax Partnership's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

       SECTION 754 ELECTION. In the event that a Certificateholder sells its Partnership Certificate at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Partnership Certificates than the selling Certificateholder had. The tax basis of the related Tax Partnership's assets will not be adjusted to reflect that higher (or lower) basis unless such Tax Partnership were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

       ADMINISTRATIVE MATTERS. For each Tax Partnership, the related Owner Trustee is required to keep or have kept complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of such Tax Partnership and will report each Certificateholder's allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide such Tax Partnership with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the related Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the related Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

       Under Code Section 6031, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the related Tax Partnership with a statement containing certain information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the related Tax Partnership information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to a Tax Partnership. The information referred to above for any calendar year must be furnished to the related Tax Partnership on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Tax Partnership with the information described above may be subject to penalties.

       The Seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the related Tax Partnership. An adjustment could result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the related Tax Partnership.

       BACKUP WITHHOLDING. Distributions made on any Partnership Certificates and proceeds from sale of such Partnership Certificates will be subject to a "backup" withholding tax of 31% if, as discussed above with respect to the
 Notes, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                        STATE AND LOCAL TAX CONSEQUENCES

       The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Notes, Certificates, Noteholders or Certificateholders under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust or Tax Partnership as well as any state and local tax consequences to them of purchasing, holding and disposing of Notes or Certificates.

                              ERISA CONSIDERATIONS

       Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "BENEFIT Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

       Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates is discussed in the related Prospectus Supplement.

       Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

       A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                              PLAN OF DISTRIBUTION

       On the terms and conditions set forth in one or more underwriting agreements (each an "UNDERWRITING AGREEMENT") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

       In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

       Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

       Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

       The Indenture Trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

       Under each Underwriting Agreement, except as otherwise provided in the related Prospectus Supplement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other such classes.

       The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                 LEGAL OPINIONS

       Certain legal matters relating to the Notes and the Certificates will be passed upon for each Trust, the Seller and GMAC by Robert L. Schwartz, Esq., General Counsel of the Seller and Assistant General Counsel of GMAC, and by Kirkland & Ellis, special counsel to the Seller, each Trust and GMAC. Mr. Schwartz owns shares of each of the classes of General Motors common stock and has options to purchase shares of General Motors common stock, $1-2/3 par value. Certain federal income tax matters will be passed upon for GMAC, each Trust and the Seller by Kirkland & Ellis.

                                 INDEX OF TERMS

       Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


 Additional Servicing....................................
 Administration Agreement................................
 Administrative Purchase Payment.........................
 Administrative Receivable...............................
 Administrator...........................................
 Aggregate Amount Financed...............................
 Aggregate Principal Balance.............................
 Amount Financed.........................................
 APR.....................................................
 Basic Servicing Fee.....................................
 Benefit Plan............................................
 Cede....................................................
 Certificate Distribution Account........................
 Certificate Pool Factor.................................
 Certificateholder.......................................
 Certificates............................................
 Closing Date............................................
 Code....................................................
 Collection Account......................................
 Commission..............................................
 Cutoff Date.............................................
 Definitive Certificates.................................
 Definitive Notes........................................
 Definitive Securities...................................
 Depository..............................................
 Designated Accounts.....................................
 Distribution Date.......................................
 DTC.....................................................
 Eligible Deposit Account................................
 Eligible Institution....................................
 Eligible Investment.....................................
 ERISA...................................................
 Event of Default........................................
 Excess Payment..........................................
 Excess Simple Interest Collections......................
 Exchange Act............................................
 Financed Vehicles.......................................
 FTC Repossession Consent Order..........................
 FTC Rule................................................
 General Motors..........................................
 GMAC....................................................
 Indenture...............................................
 Indenture Trustee.......................................
 Indirect Participants...................................
 Insolvency Event........................................
 Insolvency Laws.........................................
 Interest Rate...........................................
 Investment Earnings.....................................
 IRS.....................................................
 Liquidation Expenses....................................
 Monthly Advance.........................................
 Monthly Period..........................................
 Note Distribution Account...............................
 Note Pool Factor........................................
 Noteholders.............................................
 Notes...................................................
 OID.....................................................
 Owner Trustee...........................................
 Participants............................................
 Partnership Certificates................................
 Pass Through Rate.......................................
 Payment Ahead...........................................
 Payment Ahead Servicing Account.........................
 Payment Date............................................
 Plan Assets Regulation..................................
 Pooling and Servicing Agreement.........................
 Prepayment..............................................
 Principal Balance.......................................
 Prospectus Supplement...................................
 Rating Agency...........................................
 Receivables.............................................
 Receivables Pool........................................
 Registration Statement..................................
 Related Documents.......................................
 Reserve Account.........................................
 Rules...................................................
 Schedule of Receivables.................................
 Scheduled Interest Advance..............................
 Scheduled Interest Receivables..........................
 Scheduled Payments......................................
 Securities..............................................
 Securities Act..........................................
 Seller..................................................
 Servicer................................................
 Servicer Default........................................
 Short-Term Note.........................................
 Simple Interest Advance.................................
 Simple Interest Receivables.............................
 Strip Certificates......................................
 Strip Notes.............................................
 Supplemental Servicing Fee..............................
 Tax Counsel.............................................
 Tax Partnership.........................................
 Tax Trust...............................................
 Total Servicing Fee.....................................
 Transfer and Servicing Agreements.......................
 Trust...................................................
 Trust Agreement.........................................
 Trust Indenture Act.....................................
 Trust Sale and Servicing Agreement......................
 UCC.....................................................
 UCCC....................................................
 Underwriting Agreement..................................
 Warranty Payment........................................
 Warranty Receivable.....................................

PROSPECTUS                                                            VERSION 2

                               GMAC GRANTOR TRUSTS
                       ASSET BACKED CERTIFICATES, CLASS A
                         ----------------------------
                         CAPITAL AUTO RECEIVABLES, INC.
                                     SELLER
                        -----------------------------

                      GENERAL MOTORS ACCEPTANCE CORPORATION
                                    SERVICER
                           ------------------------
      The Asset Backed Certificates (the "CERTIFICATES") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"). Each series of Certificates will consist of two classes of Certificates, the Class A Certificates and the Class B Certificates.

      The Class A Certificates of any series will evidence in the aggregate an undivided ownership interest of the Class A Percentage (as defined in the related Prospectus Supplement) in the grantor trust to be formed with respect to such series (a "TRUST"). The property of each Trust will include a pool of retail instalment sale contracts secured by automobiles and light trucks (the "RECEIVABLES"), certain monies due or received thereunder on and after the Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property. Each Trust will be formed pursuant to a Pooling and Servicing Agreement (an "AGREEMENT") to be entered into among Capital Auto Receivables, Inc., as Seller (the "SELLER"), General Motors Acceptance Corporation, as Servicer (the "SERVICER"), and The First National Bank of Chicago, as Trustee (the "TRUSTEE").

      Principal and interest, to the extent of the Pass Through Rate set forth in the related Prospectus Supplement, with respect to the Receivables held by the related Trust will be distributed on the 15th day of each month (or the next following business day) beginning on the date set forth in the related Prospectus Supplement (each, a "DISTRIBUTION DATE"). The rights of Class B Certificateholders to receive distributions will be subordinated to the rights of the related Class A Certificateholders to the extent described herein.

      THE  ONLY  OBLIGATIONS  OF THE  SELLER  OR OF  GENERAL  MOTORS  ACCEPTANCE
CORPORATION AS ORIGINATOR OF RECEIVABLES WITH RESPECT TO A SERIES OF CERTIFICATES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY SUCH PARTY. GENERAL MOTORS ACCEPTANCE CORPORATION WILL BE THE SERVICER FOR EACH SERIES. THE OBLIGATIONS OF THE SERVICER WILL BE LIMITED TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF PAYMENTS ON RECEIVABLES THAT ARE NOT TIMELY).

      There will be no secondary market for the Certificates prior to the offering thereof. There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

     Unless otherwise provided in the related Prospectus Supplement, the Class A Certificates initially will be represented by Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Class A Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances.
                                  ---------

PROCEEDS OF THE ASSETS OF EACH TRUST AND CERTAIN LIMITED AMOUNTS ON DEPOSIT IN A SUBORDINATION SPREAD ACCOUNT ARE THE SOLE SOURCES OF PAYMENTS ON THE RELATED CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF, AND ARE NOT INSURED OR GUARANTEED BY, GENERAL MOTORS ACCEPTANCE CORPORATION, CAPITAL AUTO RECEIVABLES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.
                                  ---------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ---------

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                 The date of this Prospectus is June __, 1996.

                                  ----------

                              AVAILABLE INFORMATION

      Capital Auto Receivables, Inc., as originator of each Trust, has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Class A Certificates offered
pursuant  to  this  Prospectus.  This  Prospectus,   which  forms  part  of  the
Registration Statement, does not contain all of the information in the Registration Statement and is qualified by reference to the Registration Statement. The Registration Statement is available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Seller will provide, without charge, to each person to whom this Prospectus is delivered, upon the written request of such person, a copy of any such document incorporated by reference herein, other than exhibits to such documents not specifically described above. Requests should be directed to the Seller, in care of General Motors Acceptance Corporation, as Servicer, 3044 West Grand Boulevard, Detroit, Michigan 48202.


             REPORTS TO CLASS A CERTIFICATEHOLDERS BY THE TRUSTEE

      Unless otherwise provided in the related Prospectus Supplement, the Trustee for the Class A Certificateholders and Class B Certificateholders
(collectively, the "CERTIFICATEHOLDERS") will provide to such Class A Certificateholders (which, unless otherwise provided in the related Prospectus Supplement, will be Cede & Co. as nominee of DTC unless Definitive Certificates are issued under the limited circumstances described herein) unaudited monthly and annual reports concerning the Receivables. See "The Certificates -- Statements to Class A Certificateholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Each Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All reports and other documents filed by the Seller with respect to the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Seller will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents.) Written requests for such copies should be directed to the Seller in care of GMAC, as Servicer, 3044 West Grand Boulevard, Detroit, Michigan 48202.

                               PROSPECTUS SUMMARY

      This Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Certificates contained in the related
Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Terms."


Issuer.................... With  respect  to each  series of  Certificates,  a grantor trust (a "TRUST") will be formed by Capital Auto Receivables, Inc. (the "SELLER") pursuant to a Pooling and Servicing Agreement between the Seller, General Motors Acceptance Corporation, as Servicer (the "SERVICER") and The First National Bank of Chicago, as Trustee (the "TRUSTEE"), which incorporates the GMAC Grantor Trust Standard Terms and Conditions of Agreement identified therein (together, an "AGREEMENT"), to be dated the Closing Date (as defined in the related Prospectus Supplement).

Seller.................... Capital  Auto  Receivables,  Inc.,  a  wholly-owned
                           subsidiary    of    General    Motors    Acceptance
                           Corporation.

Servicer.................. General   Motors    Acceptance    Corporation,    a
                           wholly-owned    subsidiary   of   General    Motors
                           Corporation.

Securities Offered........ Each  series  of  Certificates  will
                           consist   of   two   classes,    the   Asset   Backed
                           Certificates, Class A (the "CLASS A CERTIFICATES") and the Asset Backed Certificates, Class B (the "CLASS B Certificates"), in each case as designated in the related Prospectus Supplement. Each Certificate will represent an undivided ownership interest in the related Trust. The property of each Trust will include a pool (a "RECEIVABLES POOL") of retail instalment sale contracts for automobiles and light trucks (the "RECEIVABLES"), certain monies due or received thereunder on and after the Cutoff Date (as defined in the related Prospectus Supplement), security interests in the vehicles financed thereby (the "FINANCED VEHICLES"), certain bank accounts and the proceeds thereof, any proceeds from claims on certain insurance policies and certain rights under the related Purchase Agreement. See "The Trust." Unless otherwise provided in the related Prospectus Supplement, the Class A Certificates will be issued in fully registered form in minimum denominations of $1,000 and integral multiples thereof.

                           For any series, the Class A Certificates will evidence in the aggregate an undivided ownership interest of the Class A Percentage (as defined in the related Prospectus Supplement) of the related Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of the Class B Percentage (as defined in the related Prospectus Supplement) of such Trust. The Class B Certificates will be subordinated to the Class A Certificates of the related series to the extent described herein.

Interest.................. With  respect to each  series of  Certificates,  on each Distribution Date, interest will be passed through to the holders of record of Class A Certificates (the "CLASS A CERTIFICATEHOLDERS") as of the day immediately preceding such Distribution Date (or, if Definitive Certificates are issued, the last day of the preceding Monthly Period)(the "RECORD DATE") at the Pass Through Rate (as defined in the related Prospectus Supplement) on the Class A Certificate Balance. Interest on the Class A Certificates will accrue from the most recent Distribution Date on which interest has been paid to but excluding the current Distribution Date, to the extent of funds available from (i) the Class A Percentage of the Available Interest, (ii) the Subordination Spread Account and (iii) the Class B Distributable Amount. The "CLASS A CERTIFICATE BALANCE" will equal, initially, the applicable Class A Percentage of the Aggregate Amount Financed and thereafter, except as provided in the related Agreement, will equal the initial Class A Certificate Balance reduced by all principal distributions on the Class A Certificates. A "MONTHLY PERIOD" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs. See "The Certificates" and "Federal Income Tax Consequences."

Principal................. With  respect to each  series of  Certificates,  on each Distribution Date, the Trustee will pass through and distribute pro rata to Class A Certificateholders as of the Record Date, with respect to Scheduled Interest Receivables, all Scheduled Payments of principal, the principal portion of all prepayments in full and certain partial prepayments received during the related Monthly Period and, with respect to Simple Interest Receivables, all payments allocable to principal that are received by the Trustee during the related Monthly Period, in each case to the extent of funds available from (i) the Class A Percentage of the Available Principal, (ii) the Subordination Spread Account and (iii) the remainder of the Total Available Amount. See "The Certificates" and "The Receivables Pool."

Receivables............... The   aggregate    Amount    Financed   under   the
                           Receivables held by each Trust (the "AGGREGATE AMOUNT FINANCED") will be the amount specified in the related Prospectus Supplement. Each Receivable will be either a Scheduled Interest Receivable or a Simple Interest Receivable. All of the Receivables will be prepayable at any time without penalty to the obligor. See "The Receivables." Information with respect to each Receivables Pool, including the weighted average annual percentage rate and the weighted average remaining maturity, will be set forth in the related Prospectus Supplement.

 Subordination............ The rights of the  holders of Class B  Certificates
                           (the "CLASS B CERTIFICATEHOLDERS") to receive distributions to which they would otherwise be entitled with respect to the Receivables held by the related Trust will be subordinated to the rights of the related Class A Certificateholders, as described herein.

Subordination Spread
Account................... A  Subordination  Spread Account for each series will be created with an initial deposit by the Seller of cash or certain investments maturing on or prior to the related initial Distribution Date and having a value equal to the Subordination Initial Deposit (as defined in the related Prospectus Supplement). The funds in each Subordination Spread Account will thereafter be supplemented by the deposit of amounts otherwise distributable to the related Class B Certificateholders until the amount of funds in such Subordination Spread Account reaches an amount equal to the applicable Specified Subordination Spread Account Balance. Thereafter, amounts otherwise distributable to the Class B Certificateholders will be deposited in the Subordination Spread Account to the extent necessary to maintain the amount of funds in such Subordination Spread Account at an amount equal to the Specified Subordination Spread Account Balance. Amounts in each Subordination Spread Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Subordination Spread Account Balance for such Distribution Date generally will be released to the Class B Certificateholders of the related Trust. The "SPECIFIED SUBORDINATION SPREAD ACCOUNT BALANCE" with respect to any Distribution Date will be equal to the Minimum Subordination Spread Amount (as defined in the related Prospectus Supplement), subject to adjustment in the manner described herein. See "The Certificates -- Subordination of the Class B Certificates; Subordination Spread Account." In no event will the Specified Subordination Spread Account Balance be more than the Maximum Subordination Spread Amount (as defined in the related Prospectus Supplement) or less than the Minimum Subordination Spread Amount. As of any Distribution Date, the amount of funds actually on deposit in the Subordination Spread Account may, in certain circumstances, be less than the Specified Subordination Spread Account Balance.

                           Each Subordination Spread Account will be maintained with the Trustee as a segregated trust account, but will not be part of the related Trust.

Monthly Advances.......... With  respect  to any  series  of
                           Certificates, the Servicer each month will advance to the related Trust, with respect to each Scheduled Interest Receivable, that portion of Scheduled Payments that was not timely made (a "SCHEDULED INTEREST ADVANCE"). The Servicer will be entitled to reimbursement of a Scheduled Interest Advance from subsequent payments and collections on or with respect to the Receivables. The Servicer will not be required to make any Scheduled Interest Advance to the extent that it does not expect to recover such Advance from subsequent collections or recoveries on the Receivables. With respect to Simple Interest Receivables, the Servicer will advance each month the aggregate interest shortfall, if any, resulting from payments being received other than on their respective due dates (a "SIMPLE INTEREST ADVANCE" and together with a Scheduled Interest Advance, a "MONTHLY ADVANCE"). Any monthly surplus resulting from payments on Simple Interest Receivables being received other than on their due dates ("EXCESS SIMPLE INTEREST COLLECTIONS") will be paid to the Servicer. See "The Certificates--Monthly Advances."

Total Servicing  Fee...... With respect to each series of
                           Certificates, the Servicer will receive each month a fee for servicing the related Receivables equal to the sum of (i) the product of one-twelfth of the Basic Servicing Fee Rate (as defined in the related Prospectus Supplement) and the aggregate Principal Balance as of the last day of the preceding Monthly Period, (ii) any interest earned on the amounts deposited in the Collection Account and the Payment Ahead Servicing Account and (iii) to the extent payable as provided herein, Additional Servicing. In addition, the Servicer will be entitled to any late fees, prepayment charges and other administrative fees and expenses or similar charges collected during such Monthly Period. See "The Certificates--Servicing Compensation and Payment of Expenses."

Optional Purchase......... With  respect  to each  series  of
                           Certificates, the Servicer may purchase all of the property of the related Trust as of the last day of the related Monthly Period on or after which the aggregate Principal Balance declines below 10% of the Aggregate Amount Financed. In each such case, the purchase price will be equal to the aggregate of the Administrative Purchase Payment plus the appraised value of any other property held as part of such Trust (less related Liquidation Expenses). See "The Certificates--Termination."

Trustee................... The First National Bank of Chicago.


Tax Status................ In  the  opinion  of  Kirkland  &  Ellis,   special
                           counsel for the Seller, each Trust will constitute a grantor trust for federal income tax purposes and will not be subject to federal income tax. Class A Certificate Owners must report their respective allocable shares of all income earned on the related Trust assets (except to the extent, that "stripped coupon" or other amounts are treated for tax purposes as retained by the Seller), and, subject to certain limitations on individuals, estates and trusts, may deduct their respective allocable shares of reasonable servicing and other fees. Individuals should consult their tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class A Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "SERVICE") with respect to any of the federal income tax consequences discussed herein, and no assurance can be given that the Service will not take contrary positions. See "Federal Income Tax Considerations."

ERISA Considerations...... As described  herein and in the
                           Prospectus Supplement, the Class A Certificates may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended. Any benefit plan fiduciary considering the purchase of Class A Certificates should, among other things, consult with its counsel in determining whether all required conditions have been satisfied. See "ERISA Considerations."

Rating ................... As  a   condition   of   issuance,   the   Class  A
                           Certificates of each series will be rated in the highest rating category by at least one nationally recognized rating agency. There is no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. In the event that the rating initially assigned to any Class A Certificates is subsequently lowered for any reason, no person or entity is obligated to provide any additional credit enhancement.

                           The rating of any series does not constitute a recommendation to buy the Certificates, and such rating does not address the price of such Certificates or the suitability of such Certificates to the investor. The rating addresses the likelihood of ultimate payment of principal and interest on the Certificates, but does not address the timing of such payments.

                           ------------------------

                                   THE TRUSTS

      With respect to each series of Certificates, the Seller will establish a Trust by selling and assigning the Trust property to the Trust in exchange for the related Certificates. The property of each Trust will include (i) a pool (a "RECEIVABLES POOL") of retail instalment sales contracts for new and used automobiles and light trucks (the "RECEIVABLES"), all Scheduled Payments due thereunder on and after the Cutoff Date in the case of Scheduled Interest Receivables and all payments received thereunder on or after the Cutoff Date in the case of Simple Interest Receivables, in each case exclusive of any amount allocable to the premium for physical damage insurance force-placed by the Servicer, (ii) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Agreement and the proceeds of such accounts, (iii) security interests in the Financed Vehicles and, to the extent permitted by law, any accessions thereto, (iv) any recourse against dealers with respect to the Receivables, (v) except for those Receivables originated in Wisconsin, the right to proceeds of credit life, credit disability, physical damage or other insurance policies covering the Financed Vehicles and (vi) certain rights of the Seller under the related Purchase Agreement. The Subordination Spread Account for a series of Certificates will not be included in the property of the related Trust but will be a segregated trust account held by the Trustee for the benefit of the holders of such Certificates.

      Except as otherwise set forth in the related Prospectus Supplement, the activities of each Trust will be limited to (i) acquiring, managing and holding the related Receivables and the other assets contemplated herein and in the related Prospectus Supplement and proceeds therefrom, (ii) issuing the related Certificates and making payments and distributions thereon and (iii) engaging in other activities that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

      The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "The Certificates--Servicing Compensation and Payment of Expenses." To facilitate the servicing of the Receivables, the Trustee will authorize General Motors Acceptance Corporation, as custodian to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for the Trustee. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to the Trustee. In the absence of such an amendment, the Trustee may not have a perfected security interest in the Financed Vehicles in all states. The Trustee will not be responsible for the legality, validity or enforceability of any security interest in any Financed Vehicle. See "Certain Legal Aspects of the Receivables," "The Certificates--Sale and Assignment of Receivables and Warranties Thereon" and "The Certificates--Duties of the Trustee."

      If the protection provided to the Class A Certificateholders by the subordination of the related Class B Certificates and by the related Subordination Spread Account is insufficient, the Class A Certificateholders would have to look principally to the obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against dealers with respect to such Receivables. In such event, certain factors, such as the
Trustee's not having perfected security interests in the Financed Vehicles in all states, may affect the ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders. See "The Certificates--Subordination of the Class B Certificates; Subordination Spread Account" and "Certain Legal Aspects of the Receivables."

      The principal offices of each Trust will be specified in the related Prospectus Supplement.


                                 THE RECEIVABLES

      The Receivables in each Receivables Pool have been or will be acquired by General Motors Acceptance Corporation ("GMAC") through its nationwide branch system, directly or through General Motors Corporation ("GENERAL MOTORS"), from automobile and light truck dealers pursuant to agreements with General Motors dealers and dealerships affiliated with General Motors dealers. See "The Servicer."

      The Receivables have been or will be originated by participating dealers in accordance with GMAC's requirements under the dealer agreements. The Receivables have been or will be acquired in accordance with GMAC's underwriting standards in the ordinary course of business, which evaluate the prospective purchaser's ability to pay and creditworthiness, as well as the asset value of the vehicle to be financed. GMAC's standards generally also require physical damage insurance to be maintained on each Financed Vehicle.

      The Receivables to be held by each Trust will be selected from GMAC's portfolio for inclusion in a Receivables Pool by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each such Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) provides for level monthly payments (except for the first and last payments which may be different from the level payments) that fully amortize the amount financed over its original term to maturity and (iv) satisfies the other criteria set forth in the related Prospectus Supplement. The "AMOUNT FINANCED" with respect to a Receivable will equal the aggregate amount advanced toward the purchase price of the Financed Vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile instalment sale contracts and related costs, exclusive of any amount allocable to the premium for physical damage insurance covering the Financed Vehicle force-placed by GMAC, less, in the case of a Scheduled Interest Receivable, payments due from the related obligor prior to the related Cutoff Date allocable to principal and, in the case of a Simple Interest Receivable, payments received from the related obligor prior to the related Cutoff Date allocable to principal.

      "SCHEDULED INTEREST RECEIVABLES" are Receivables pursuant to which the payments due from obligors during any month (the "SCHEDULED PAYMENTS") are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method or the method known as the Rule of 78s or sum-of-the-digits method. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of monthly Scheduled Payments attributable to unearned finance charges. The amount of the rebate is determined with reference to the contract type and applicable state law. With minor variations based on state law, actuarial rebates are calculated on the basis of a constant interest rate. Rebates calculated on a Rule of 78s or sum-of-the-digits basis are smaller than the corresponding rebates under the actuarial method. Scheduled Interest Receivables provide for Rule of 78s rebates except in states that require the actuarial method. Distributions to Class A Certificateholders will not be affected by Rule of 78s rebates because all allocations with respect to Scheduled Interest Receivables for purposes of the related Trust are made using the actuarial method. The portion of a Receivables Pool which consists of Scheduled Interest Receivables will be specified in the related Prospectus Supplement.

      "SIMPLE INTEREST RECEIVABLES" are Receivables which provide for allocation of payments between finance charges and principal based on the actual date on which a payment is received. Late payments (or early payments) on a Simple Interest Receivable may result in the obligor making a greater (or smaller) number of payments than originally scheduled. The amount of any such additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of any originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate. The portion of a Receivables Pool which consists of Simple Interest Receivables will be specified in the related Prospectus Supplement.

      Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, distribution by annual percentage rate ("APR"), states of origination and portion of such Receivables Pool secured by new vehicles and by used vehicles.


                  WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

      The weighted average life of Certificates will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments (for this purpose, the term "PREPAYMENT" includes charge-offs, liquidations due to defaults and repurchases by the Seller or GMAC pursuant to the related Agreement, as well as receipt of proceeds from credit life and casualty insurance policies). All of the Receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer. Any reinvestment risk resulting from prepayments of Receivables will be borne entirely by the Certificateholders. See also "Certain Legal Aspects of the Receivables -- Transfers of Vehicles."


                 CLASS A POOL FACTOR AND TRADING INFORMATION

      The "Class A Pool Factor" for any series of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Certificates indicating the remaining Class A Certificate Balance as of the close of such date as a fraction of the initial Class A Certificate Balance of such series. The Class A Pool Factor for each series will initially be 1.0000000; thereafter, the Class A Pool Factor will decline to reflect reductions in the related Class A Certificate Balance. The amount of a Class A Certificateholder's pro rata share of the related Class A Certificate Balance can be determined by multiplying the original denomination of the holder's Certificate by the then current Class A Pool Factor.

      Unless otherwise provided in the related Prospectus Supplement, with respect to the Trust, the Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Aggregate Principal Balance, each Class A Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Certificates -- Statements to Class A Certificateholders."


                                 USE OF PROCEEDS

      Unless otherwise provided in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of the Certificates will be applied to the purchase of the related Receivables from GMAC.


                                   THE SELLER

      The Seller, a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992. The Seller is organized for the limited purposes of purchasing receivables from GMAC, transferring such receivables to third parties, forming trusts and engaging in related activities. The principal executive offices of the Seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

      GMAC Auto Receivables Corporation, a wholly-owned subsidiary of GMAC, incorporated in the State of Delaware on November 16, 1990 was merged with and into the Seller on February 22, 1996.

      The Seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws ("INSOLVENCY LAWS") will result in consolidation of the assets and liabilities of the Seller with those of GMAC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). The Seller's By-laws include a provision that, under certain circumstances, requires the Seller to have two directors who qualify under the By-laws as "Independent Directors."

      If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, a filing were made under any Insolvency Law by or against the Seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on the Notes and the Certificates (and possible reductions in the amount of such distributions) could occur. See also "Certain Legal Aspects of the Receivables-Sale of Receivables by GMAC."


                                  THE SERVICER

      GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. Operating directly and through subsidiaries and associated companies in which it has equity investments, GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services also are offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance, mortgage banking, and investment services.

      The principal business of GMAC and its subsidiaries is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or certain of its subsidiaries and associates, and to acquire from such dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors products as well as used units of any make. In addition, new products of other manufacturers are financed. GMAC also leases motor vehicles and certain types of capital equipment to others.

      GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153 (Tel. No. 212-418-6120) and administrative offices at 3044 West Grand Boulevard, Detroit, Michigan 48202 (Tel. No. 313-556-5000).

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

      Certain information concerning GMAC's experience in the United States pertaining to delinquencies on new and used retail automobile and light truck receivables and repossessions and net loss information relating to its entire vehicle portfolio (including receivables previously sold which GMAC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience.


                                THE CERTIFICATES

      The Certificates will be issued in series. Each series of Certificates will be issued pursuant to an Agreement to be entered into between the Seller, the Servicer and the Trustee, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Citations to the relevant sections of the form of Agreement as filed appear below in parentheses. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificate and the related Agreement. Where particular provisions or terms used in an Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

GENERAL

      The Class A Certificates will be offered for purchase in fully registered form in minimum denominations of $1,000 and integral multiples thereof. Unless otherwise provided in the related Prospectus Supplement, the Certificates will initially be represented by physical certificates registered in the name of the nominee of The Depository Trust Company ("DTC" and, together with any successor depository selected by the Servicer, the "DEPOSITORY"), except as provided below. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. ("CEDE"). Accordingly, Cede is expected to be the holder of record of the Class A Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no person acquiring an interest in Class A Certificates (a "CLASS A CERTIFICATE OWNER" or "CERTIFICATE OWNER") will be entitled to receive a certificate representing such person's interest in such Class A Certificates. All references herein to actions by Class A Certificateholders refer to actions taken by DTC upon instructions from the participating organization ("PARTICIPANTS"), and all references herein to distributions, notices, reports and statements to Class A Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Class A Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. (Sections 5.01 and 5.08). See "Book-Entry Registration."

      The Certificates will evidence interests in the Trust created pursuant to the related Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of the Class A Percentage of the related Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of the Class B Percentage of the related Trust.
(Section 5.03).

BOOK-ENTRY REGISTRATION

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

      Unless otherwise specified in the related Prospectus Supplement, Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in,
Class A Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Class A Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Certificate Owners. Certificate Owners will not be recognized by the Trustee as Class A Certificateholders, as such term is used in each related Agreement, and Certificate Owners will be permitted to exercise the rights of Class A Certificateholders only indirectly through DTC and its Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Class A Certificates among Participants on whose behalf it acts with respect to the Class A Certificates and to receive and transmit payments of principal of, and interest on, the Class A Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Class A Certificate Owners will not possess Class A Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Class A Certificates to persons or entities that do not participate in the DTC system, or otherwise act with respect to Class A Certificates, may be limited due to the lack of physical certificates for such Class A Certificates.

      DTC has advised the Seller that it will take any action permitted to be taken by a Class A Certificateholder under the related Agreement only at the direction of one or more Participants to whose accounts with DTC the Class A Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      Except as required by law, neither the Seller nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Class A Certificates of any series held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

      Unless otherwise provided in the related Prospectus Supplement, the Class A Certificates will be issued in fully registered, certificated form ("DEFINITIVE CERTIFICATES") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Class A Certificates and the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default for any series, Certificate Owners representing at least a majority of the voting interests of the Class A Certificates of such series advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners. The "voting interests" of the Class A Certificates will be allocated among the Class A Certificate Owners in accordance with the Class A Certificate Balance represented thereby; except that in certain circumstances any Class A Certificates held by the Seller, the Servicer or any of their respective affiliates shall be excluded from such determination.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify DTC of the availability of Definitive Certificates. DTC shall notify all Class A Certificateholders of availability of Definitive Certificates. Upon surrender by DTC of the Class A Certificates and receipt of instructions for re-registration, the Trustee will reissue the Class A Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Class A Certificateholders under the related Agreement (the "HOLDERS"). (Section 5.10).

      Distribution of principal of and interest on the Class A Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the related Agreement. Distributions of principal of and interest on each Distribution Date will be made to Holders in whose names such Definitive Certificates were registered at the close of business on the last day of the related Monthly Period. The final payment on any Class A Certificate (whether a Definitive Certificate or a Class A Certificate registered in the name of Cede) will be made only upon presentation and surrender of such Class A Certificate at the office or agency specified in the related notice of final distribution to Certificateholders. (Sections 5.10 and 10.01).

      Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or of a registrar named in a notice delivered to holder of Definitive Certificates. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 5.03).

SALE AND ASSIGNMENT OF RECEIVABLES AND WARRANTIES THEREON

      On or prior to a Closing Date, pursuant to the related Purchase Agreement (a "PURCHASE AGREEMENT"), GMAC will sell and assign to the Seller, without recourse, its entire interest in the related Receivables, including the security interests in the Financed Vehicles, the proceeds from certain insurance policies and the proceeds from recourse against dealers with respect to such Receivables. On the Closing Date, the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the related Receivables, including the security interests in the Financed Vehicles, the proceeds from certain insurance policies and the proceeds from recourse against dealers with respect to such Receivables. (Section 2.01). Each Receivable with respect to a Trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the related Purchase Agreement and the related Agreement (the "SCHEDULE OF Receivables"). The Trustee will, concurrently with such sale and assignment, authenticate and deliver the Certificates to the Seller in exchange for such Receivables. (Section 5.02). The Seller will sell the Class A Certificates to the underwriters specified in the related Prospectus Supplement. See "Underwriting."

      In each Purchase Agreement, GMAC will represent and warrant to the Seller, among other things, that (i) the information set forth in the related Schedule of Receivables is correct in all material respects, (ii) the obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with GMAC's normal requirements, (iii) as of the related Closing Date, to the best of its knowledge, the related Receivables are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor or materials (other than tax liens and other liens that arise by operation of law) and no offsets, defenses or counterclaims have been asserted or threatened, (iv) as of the related Closing Date, each of the related Receivables is or will be secured by a first perfected security interest in favor of GMAC in the Financed Vehicle and (v) each related Receivable, at the time it was originated complied, and on the related Closing Date complies, in all material respects with applicable state and federal laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws. In each related Pooling and Servicing Agreement, the Seller will assign the representations and warranties of the Servicer, as set forth above, to the Trust, and will represent and warrant to the Trust that the Seller has taken no action which would cause such representations and warranties of the Servicer to be false in any material respect as of the Closing Date.

      As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller, the Servicer or the Trustee of a breach of any representation or warranty of the Seller or the Servicer that materially and adversely affects the interests of the Certificateholders of any series in any Receivable held by the related Trust, the Seller, unless the breach is cured in all material respects, will repurchase (or will enforce the obligation of GMAC under the related Purchase Agreement to repurchase) such Receivable (a "WARRANTY RECEIVABLES") from the Trust at a price equal to: (a) in the case of a Scheduled Interest Receivable, the sum of all remaining Scheduled Payments on such Receivable, plus all past due Scheduled Payments with respect to which a Scheduled Interest Advance has not been made, plus all outstanding Scheduled Interest Advances on such Receivable, plus an amount equal to any reimbursements of outstanding Schedule Interest Advances made to the Servicer with respect to such Receivable from the proceeds of other Receivables, minus
(i) the rebate that would be payable to the obligor on such Receivable were the obligor to prepay such Receivable in full on such day and (ii) any Liquidation Proceeds with respect to such Receivable previously received (to the extent applied to reduce the Principal Balance of such Receivable); or (b) in the case of a Simple Interest Receivable, the Amount Financed minus (i) that portion of all payments received on or prior to the last day of the related Monthly Period allocable to principal and (ii) any Liquidation Proceeds with respect to such Receivable previously received (to the extent applied to reduce the Principal Balance of such Receivable) (in either case, the "WARRANTY PAYMENT"). The Seller or GMAC, as applicable, will be entitled to receive any amounts held by the Servicer or in the Payment Ahead Servicing Account with respect to such Warranty Receivable. This repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for any such uncured breach. (Sections 2.04 and 2.05).

      In each Agreement, the Servicer will covenant that (i) except as contemplated in such Agreement, the Servicer will not release any Financed Vehicle from the security interest securing the related Receivable, (ii) the Servicer will do nothing to impair the rights of Trustee or the Certificateholders in the related Receivables and (iii) the Servicer will not amend or otherwise modify any Receivable such that the Amount Financed, the APR, the total number of Scheduled Payments (in the case of a Scheduled Interest Receivable) or the number of originally scheduled due dates (in the case of a Simple Interest Receivable) is altered or such that the last Scheduled Payment (in the case of a Scheduled Interest Receivable), or the last scheduled due date (in the case of a Simple Interest Receivable) occurs after the final scheduled Distribution Date. As of the last day of the second (or, if the Servicer so elects, the first) month following the discovery by the Servicer or the Trustee of a breach of any covenant that materially and adversely affects any Receivable held by the related Trust and unless such breach is cured in all material respects, the Servicer will, with respect to such Receivable (an "ADMINISTRATIVE RECEIVABLE"): (i) in the case of a Scheduled Interest Receivable, (a) release all claims for reimbursement of Scheduled Interest Advances made on such Receivable and (b) purchase such Receivable from the Trust at a price equal to the sum of all remaining Scheduled Payments on such Receivable plus an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the Servicer with respect to such Receivable from the proceeds of other Receivables, plus all past due Scheduled Payments with respect to which a Scheduled Interest Advance has not been made, minus the rebate that would be payable to the obligor on such Receivable were the obligor to prepay such Receivable in full on such day; or (ii) in the case of a Simple Interest Receivable, purchase such Receivable from the Trust at a price equal to the Amount Financed minus that portion of all payments made on or prior to the last day of the related Monthly Period allocable to principal (in either case, the "ADMINISTRATIVE PURCHASE PAYMENT"). The Servicer will be entitled to receive any amounts held by the Servicer or in the Payment Ahead Servicing Account with respect to such Administrative Receivable. This repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for any such uncured breach. (Sections 3.07 and 3.08).

      Pursuant to each Agreement, the Trustee will agree to GMAC acting as custodian to maintain possession, as the Trust's agent, of the retail instalment sale contracts and any other documents relating to the Receivables (Section 2.02). To assure uniform quality in servicing both the Receivables and GMAC's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in GMAC's possession or otherwise stamped or marked to reflect the transfer to the related Trust so long as GMAC is the custodian of such documents. However, Uniform Commercial Code financing statements reflecting the sale and assignment of such Receivables to the Trust will be filed, and GMAC's accounting records and computer files will reflect such sale and assignment. Because such Receivables will remain in possession of GMAC as custodian, and will not be stamped or otherwise marked to reflect such assignment to the Trust, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trust's interest in such Receivables could be defeated. See "Certain Legal Aspects of the Receivables--Security Interest in Vehicles."

COLLECTIONS

      With respect to each series of Certificates, the Servicer will establish two accounts in the name of the Trustee on behalf of the Certificateholders, the first into which certain payments made on or with respect to the related Receivables will be deposited (the "COLLECTION Account"), and the second from which all distributions with respect to the related Receivables and the Certificates will be made (the "CERTIFICATE ACCOUNT"). The Servicer will also establish with respect to each series of Certificates an additional account (the "PAYMENT AHEAD SERVICING ACCOUNT") in the name of the Trustee, into which, to the extent required by the related Agreement, early payments by or on behalf of obligors on a Scheduled Interest Receivable which do not constitute either Scheduled Payments or Prepayments will be deposited until such time as payment falls due. The Payment Ahead Servicing Account will not be property of the related Trust. Each Collection Account and each Payment Ahead Servicing Account will be maintained with the Trustee so long as (i) the Trustee's short-term unsecured debt obligations have a rating of P-l by Moody's Investors Service, Inc., a rating of A-l+ by Standard & Poor's Ratings Services and, if rated by Fitch Investors Service, L.P., a rating of F-1+ by Fitch Investors Service, L.P. (the "REQUIRED DEPOSIT RATING") or (ii) such Accounts are maintained in the trust department of the Trustee. If the short-term unsecured debt obligations of the Trustee do not have the Required Deposit Rating, the Servicer will, with the Trustee's assistance as necessary, cause any Collection Account and any Payment Ahead Servicing Account to be moved to a bank whose short-term unsecured debt obligations have the Required Deposit Rating or moved to the trust department of the Trustee. Unless otherwise provided in the related Prospectus Supplement, each Collection Account, Payment Ahead Servicing Account and Certificate Account will initially be maintained in the trust department of the Trustee. (Section 4.01).

      The Servicer will deposit all payments on Receivables held by any Trust received from obligors and all proceeds of such Receivables collected during each Monthly Period into the related Collection Account not later than two business days after receipt. However, at any time that (i) GMAC is the Servicer,
(ii) there exists no Event of Default and (iii) either (A) the short-term unsecured debt of the Servicer is rated at least A-1 by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc. or (B) certain arrangements are made which are acceptable to the relevant rating agency or agencies, the Servicer may retain such amounts until the related Distribution Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. (Section 4.02).

      Collections on a Scheduled Interest Receivable held by any Trust made during a Monthly Period (other than an Administrative Receivable or a Warranty Receivable) which are not late fees, prepayment charges or certain other similar fees or charges will be applied first to any outstanding Scheduled Interest Advances made by the Servicer with respect to such Receivable and then to the Scheduled Payment. Any collections on such a Receivable remaining after such applications will be considered an "EXCESS PAYMENT." Such Excess Payment will be held by the Servicer (or, if the Servicer has not satisfied conditions (i), (ii) and (iii) described in the preceding paragraph, will be deposited in the Payment Ahead Servicing Account), and will be deemed a "PAYMENT AHEAD," except as described in the following sentence. If and to the extent that an Excess Payment
(i) together with any unapplied Payments Ahead, exceeds the sum of three Scheduled Payments or (ii) constitutes, either alone or together with any previous unapplied Payments Ahead, full prepayment, then such portion of such Excess Payment shall not be deemed a Payment Ahead and shall instead be applied as a full or partial prepayment of such Receivable (a "PREPAYMENT"). (Section 4.03(a)).

      Collections made during a Monthly Period with respect to Simple Interest Receivables held by any Trust (other than Administrative Receivables or Warranty Receivables) which are not late fees or certain other similar fees or charges will be applied first to the payment to the Servicer of Excess Simple Interest Collections, if any, and next to principal and interest on all such Receivables held by the related Trust. (Section 4.03(b)). With respect to a Monthly Period, "EXCESS SIMPLE INTEREST COLLECTIONS" represent the excess, if any, of (i) all payments received during such Monthly Period on all Simple Interest Receivables held by the related Trust to the extent allocable to interest over (ii) the amount of interest that would be due during such Monthly Period on all Simple Interest Receivables held by such Trust, assuming that the payment on each such Receivable was received on its respective due date.

      Collections on Administrative Receivables and Warranty Receivables (including Administrative Purchase Payments and Warranty Payments) will generally be applied in the manner described above, except that unapplied Payments Ahead on a Scheduled Interest Receivable will be made to the Servicer or the Seller, as applicable, and Administrative Purchase Payments and Warranty Payments on a Simple Interest Receivable will not be applied to Excess Simple Interest Collections. (Section 4.03(c)).

MONTHLY ADVANCES

      Unless otherwise provided in the related Prospectus Supplement, if the full Scheduled Payment due on a Scheduled Interest Receivable held by any Trust is not received by the end of the month in which it is due, whether as the result of any extension granted to the obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to such Receivable will be applied by the Servicer to the extent of the shortfall and the Payments Ahead will be reduced accordingly. If any shortfall remains, the Servicer will make a Scheduled Interest Advance equal to the amount of such shortfall. The Servicer will be obligated to make a Scheduled Interest Advance only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance, from subsequent collections or recoveries on any Scheduled Interest Receivable. The Servicer will be reimbursed for any such Scheduled Interest Advances from subsequent payments or collections relating to such Scheduled Interest Receivable. Upon the determination that reimbursement from the preceding sources is unlikely, the Servicer will be entitled to recoup its Scheduled Interest Advance from collections from other Receivables. (Section 4.04(a)).

      Unless otherwise provided in the related Prospectus Supplement, with respect to each Trust, as of the last day of each Monthly Period, the Servicer will make a Simple Interest Advance equal to the excess, if any, of (i) the amount of interest that would be due during such Monthly Period on all Simple Interest Receivables held by the related Trust assuming that the payment on each such Receivable was received on its respective due date over (ii) all payments received during such Monthly Period on all Simple Interest Receivables held by the related Trust to the extent allocable to interest. In addition, the Servicer will be paid, to the extent all previously made Simple Interest Advances exceed all Excess Simple Interest Collections previously paid to the Servicer, all Liquidation Proceeds realized with respect to Simple Interest Receivables allocable to accrued and unpaid interest thereon (but not including interest for the then current Monthly Period). The Servicer will not make any advance with respect to principal on any Simple Interest Receivable. (Section 4.04(b)).

DISTRIBUTIONS

      With respect to each Trust, on or before each Distribution Date, the Servicer or the Trustee, as the case may be, will transfer collections on the Receivables held by the related Trust for the related Monthly Period and all Prepayments to the related Certificate Account. On each Distribution Date, the Trustee will cause collections made during such Monthly Period which constitute Payments Ahead to be transferred from such Certificate Account to the Servicer or to the related Payment Ahead Servicing Account, if required.
(Sections 4.01 and 4.06).

      The Trustee will make distributions to the Certificateholders out of the amounts on deposit in the related Certificate Account. The amount to be distributed to the Certificateholders will be determined in the manner described below.

      DETERMINATION OF AVAILABLE AMOUNTS. The "TOTAL AVAILABLE AMOUNT" for a Distribution Date will be the sum of the Available Interest and the Available Principal.

      The "AVAILABLE INTEREST" with respect to each series of Certificates for a Distribution Date will be the sum, with respect to the related Monthly Period, of: (i) that portion of all collections on the Receivables held by the related Trust (other than Liquidating Receivables) allocable to interest or Prepayment Surplus (including, in the case of Scheduled Interest Receivables, the interest portion of existing Payments Ahead being applied in such Monthly Period but excluding Excess Payments made during such Monthly Period that are treated as Payments Ahead), (ii) proceeds ("LIQUIDATION PROCEEDS") of the liquidation of defaulted Receivables ("LIQUIDATING RECEIVABLES"), to the extent allocable to interest in accordance with the Servicer's customary servicing procedures, (iii) all Simple Interest Advances, (iv) all Scheduled Interest Advances to the extent allocable to interest and (v) the Warranty Payment or the Administrative Purchase Payment of each Receivable that the Seller repurchased or the Servicer purchased during such related Monthly Period, to the extent allocable to accrued interest or Prepayment Surplus thereon.

      With respect to each series of Certificates, the "Available Principal" for a Distribution Date will be the sum, with respect to the related Monthly Period, of: (i) that portion of all collections on the Receivables held by the related Trust (other than Liquidating Receivables) allocable to principal (including, in the case of Scheduled Interest Receivables, the principal portion of Prepayments and existing Payments Ahead being applied in such Monthly Period but excluding Excess Payments made during such Monthly Period that are treated as Payments Ahead), (ii) Liquidation Proceeds to the extent allocable to principal in accordance with the Servicer's customary servicing procedures, (iii) all Scheduled Interest Advances to the extent allocable to principal and (iv) to the extent allocable to principal, the Warranty Payment or the Administrative
Purchase Payment received with respect to each Receivable that the Seller repurchased or the Servicer purchased during such related Monthly Period.

      The Available Interest and the Available Principal with respect to any series of Certificates on any Distribution Date will exclude: (i) amounts received on any Scheduled Interest Receivable (other than a Liquidating Receivable) to the extent that the Servicer has previously made an unreimbursed Scheduled Interest Advance, (ii) Liquidation Proceeds with respect to Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest
Advances, (iii) any Excess Simple Interest Collections, (iv) Liquidation Proceeds with respect to Simple Interest Receivables paid to the Servicer as described above under "Monthly Advances" and (v) amounts representing reimbursement for certain Liquidation Expenses.

      CALCULATION OF DISTRIBUTABLE AMOUNTS. With respect to any series of Certificates, the "CLASS A DISTRIBUTABLE AMOUNT" with respect to a Distribution Date will equal the sum of (i) the "Class A Principal Distributable Amount," consisting of the Class A Percentage of the following items: (a) the principal portion of all Scheduled Payments with respect to the related Monthly Period on Scheduled Interest Receivables held by the related Trust (other than Liquidating Receivables) and the principal portion of all payments received by the Trustee during the related Monthly Period on Simple Interest Receivables held by the related Trust (other than Liquidating Receivables), (b) the principal portion of all Prepayments received during the related Monthly Period (except to the extent included in (a) above) and (c) the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Liquidating Receivable during the related Monthly Period (except to the extent included in (a) or (b) above) and (ii) the "CLASS A INTEREST DISTRIBUTABLE AMOUNT," consisting of one month's interest at the Pass Through Rate on the Class A Certificate Balance as of the last day of the related Monthly Period.

      The "Class A Certificate Balance" with respect to any series of Certificates will equal, initially, the Class A Percentage of the Aggregate Amount Financed and, thereafter, will equal such initial Class A Certificate Balance, reduced by all distributions of Class A Principal Distributable Amounts actually made to Class A Certificateholders.

      With respect to any series of Certificates, the "CLASS B DISTRIBUTABLE AMOUNT" with respect to a Distribution Date will be an amount equal to the sum of (i) the "CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT," consisting of the Class B Percentage of the amounts set forth under (i)(a) through (i)(c) above with respect to the Class A Principal Distributable Amount and (ii) the "Class B Interest Distributable Amount," consisting of (a) one month's interest at the Pass Through Rate on the Class B Certificate Balance as of the last day of the related Monthly Period, (b) an amount equal to (1) all Surplus Interest with respect to Receivables held by the related Trust less (2) Additional Servicing payable on such Distribution Date and (c) all Prepayment Surplus with respect to Scheduled Interest Receivables held by the related Trust to which a Prepayment is to be applied, net of one month's interest at the applicable Pass Through Rate on the aggregate Principal Balance of such Scheduled Interest Receivables as of the first day of the related Monthly Period.

      With respect to any series of Certificates, the "CLASS B CERTIFICATE BALANCE" will equal, initially, the Class B Percentage of the Aggregate Amount Financed and, thereafter, will equal the initial Class B Certificate Balance, reduced by (i) all distributions of Class B Principal Distributable Amounts actually made on or prior to such date to Class B Certificateholders (or deposited on or prior to such date in the Subordination Spread Account, not including the Subordination Initial Deposit), (ii) the Class A Principal Carryover Shortfall as of the preceding Distribution Date and (iii) any shortfalls from prior Distribution Dates in principal distributions to the Class B Certificateholders.

      With respect to each series of Certificates, the "PREPAYMENT SURPLUS" with respect to any Distribution Date on which a Prepayment is to be applied with respect to a Scheduled Interest Receivable, will equal that portion of such Prepayment, net of any rebate to the obligor of the portion of the Scheduled Payments attributable to unearned finance charges, which is not allocable to principal.

      With respect to each series of Certificates, the "SURPLUS INTEREST" with respect to any Distribution Date will equal the product of (i) in the case of a Scheduled Interest Receivable, the interest portion of the Scheduled Payment on such Receivable or, in the case of a Simple Interest Receivable, the amount of interest that would be due during such Monthly Period on such Receivable assuming that such payment was received on its due date and (ii) the remainder of (a) one minus (b) a fraction, the numerator of which equals the sum of the applicable Pass Through Rate and the Basic Servicing Fee Rate and the denominator of which equals the APR on such Receivable.

      CALCULATION  OF AMOUNTS TO BE  DISTRIBUTED.  Prior to each  Distribution
Date,   the  Servicer  will   calculate  the  amount  to  be   distributed  to
Certificateholders.

      The holders of the Class A Certificates will receive on each Distribution Date, to the extent of available funds, an amount equal to the sum of the related Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall (each as defined below). On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date exceeds the related Class A Percentage of the Available Interest (after payment of the Total Servicing Fee including any unpaid Total Servicing Fees with respect to prior Monthly Periods), the Class A Certificateholders will be entitled to receive such excess: first, from the related Class B Percentage of such Available Interest, second, if such amounts are insufficient, from amounts on deposit in the related Subordination Spread Account, and third, if such amounts are insufficient, from the related Class B Percentage of the Available Principal. (Section 4.06). With respect to any series of Certificates, the "CLASS A INTEREST CARRYOVER SHORTFALL" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, to the extent permitted by law, at the applicable Pass Through Rate from such preceding
Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

      With respect to any series of Certificates, on each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Available Principal on such Distribution Date, the Class A Certificateholders will be entitled to receive such excess, first, from the related Class B Percentage of the Available Principal, second, if such amounts are insufficient, from amounts on deposit in the related Subordination Spread Account, and third, if such amounts are insufficient, from any remaining related Available Interest. (Section 4.06). With respect to any series of Certificates, the "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

      The holders of the Class B Certificates will be entitled to receive on any Distribution Date an amount equal to the sum of the related Class B Interest Distributable Amount and the Class B Principal Distributable Amount (and any shortfalls from prior Distribution Dates in payments to the Class B Certificateholders), after giving effect to (i) amounts required to pay the related Total Servicing Fee payable to the Servicer on such Distribution Date, and (ii) any amounts required to be distributed to the holders of Class A Certificates pursuant to the subordination of the rights of the holders of such Class B Certificates. (Section 4.06).

SUBORDINATION OF THE CLASS B CERTIFICATES; SUBORDINATION SPREAD ACCOUNT

      The rights of the Class B Certificateholders to receive distributions with respect to the Receivables held by the related Trust will be subordinated to the rights of the Class A Certificateholders of the related series in the event of defaults and delinquencies on such Receivables as provided in the related Agreement. The protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables held by the related Trust and by the establishment of a Subordination Spread Account. Each Subordination Spread Account will be created with an initial deposit by the Seller of the applicable Subordination Initial Deposit and will thereafter be increased by deposit therein of amounts otherwise distributable to the related Class B Certificateholders until the amount in such Subordination Spread Account reaches an amount equal to the applicable Specified Subordination Spread Account Balance. Thereafter, amounts otherwise distributable to the Class B Certificateholders will be deposited in such Subordination Spread Account to the extent necessary to maintain the amount in such Subordination Spread Account at the applicable Specified Subordination Spread Account Balance. (Section 4.07).

      With respect to any series of Certificates, the "Specified Subordination Spread Account Balance" with respect to any Distribution Date, will be the Minimum Subordination Spread Amount, except that, unless otherwise provided in the related Prospectus Supplement, if on any Distribution Date (i) the average of the Charge-off Rates for the preceding three months exceeds 2.0% or (ii) the average of the Delinquency Percentages for the preceding three months exceeds 1.5%, then such Specified Subordination Spread Account Balance for such Distribution Date will be an amount equal to a specified percentage of the aggregate Principal Balance. Such specified percentage shall be determined by deducting from the Specified Subordination Percentage (as defined in the related Prospectus Supplement) the following fraction, expressed as a percentage: (x) 1 minus (y) a fraction, the numerator of which is the related Class A Certificate Balance and the denominator of which is the aggregate Principal Balance. Notwithstanding the foregoing, in no event (except as described below) will any Specified Subordination Spread Account Balance be more than the Maximum Subordination Spread Amount or less than the Minimum Subordination Spread Amount. As of any Distribution Date, the amount of funds actually on deposit in any Subordination Spread Account may, in certain circumstances, be less than the applicable Specified Subordination Spread Account Balance. Finally, on any Distribution Date on which the related Class A Certificate Balance is equal to or less than the Subordination Spread Trigger (as defined in the related Prospectus Supplement) after giving effect to distributions on such Distribution Date, the Specified Subordination Spread Account Balance will be the greater of the applicable balance determined as described above or the Trigger Subordination Spread Amount (as defined in the related Prospectus Supplement).

      With respect to any series of Certificates, the "CHARGE-OFF RATE" with respect to a Monthly Period will equal the Aggregate Net Losses with respect to the Receivables held by the related Trust expressed, on an annualized basis, as a percentage of the average of (x) the aggregate Principal Balance on the last day of the Monthly Period preceding such Monthly Period and (y) the aggregate Principal Balance on the last day of such Monthly Period; the "AGGREGATE NET LOSSES" with respect to a Monthly Period will equal the aggregate Principal Balance of all Receivables newly designated during such Monthly Period as Liquidating Receivables minus Liquidation Proceeds collected during such Monthly Period with respect to all Liquidating Receivables; and the "Delinquency Percentage" with respect to a Monthly Period will equal the ratio of all outstanding Receivables which are 61 days or more delinquent as of the last day of such Monthly Period, determined in accordance with the Servicer's normal practices, divided by the number of outstanding Receivables on the last day of such Monthly Period.

      A Subordination Spread Account will not be a part of or otherwise includable in the related Trust and will be a segregated trust account held by the Trustee. With respect to any series of Certificates, on each Distribution Date, (i) if the amounts on deposit in the related Subordination Spread Account are less than the Specified Subordination Spread Account Balance for such Distribution Date, the Trustee will, after payment of any amounts required to be distributed to holders of the Class A Certificates and the payment of the Total Servicing Fee due with respect to the related Monthly Period, withdraw from the related Certificate Account and deposit in the related Subordination Spread Account the amount remaining in the Certificate Account that would otherwise be distributed to the holders of the Class B Certificates, or such lesser portion thereof as is sufficient to bring the amount in such Subordination Spread Account up to such Specified Subordination Spread Account Balance and (ii) if the amount on deposit in the related Subordination Spread Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the applicable Specified Subordination Spread Account Balance for such Distribution Date, the Trustee will release and distribute any such excess to the holders of the Class B Certificates. Upon any such distribution to the Class B Certificateholders, the Class A Certificateholders of such series will have no further rights in, or claims to, such amounts. (Section 4.07).

      Amounts held from time to time in each Subordination Spread Account will continue to be held for the benefit of holders of the Certificates. Funds in each Subordination Spread Account will be invested as provided in the related Agreement. The holders of the Class B Certificates will be entitled to receive all investment earnings on amounts in the related Subordination Spread Account. Investment income on amounts in any Subordination Spread Account will not be available for distribution to the holders of the related Class A Certificates or otherwise subject to any claims or rights of the holders of the related Class A Certificates.
(Section 4.07).

      If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the related Class A Distributable Amount, Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts applied to such deficiency which were withdrawn from the related Subordination Spread Account or withheld from the related Class B Distributable Amount), the holders of the Class B Certificates of such series will not receive any portion of the Total Available Amount.

      The subordination of the Class B Certificates and the related Subordination Spread Account is intended to enhance the likelihood of receipt by the Class A Certificateholders of the full amount of principal and interest on the Receivables held by the related Trust due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the related Subordination Spread Account could be depleted and shortfalls could result.

      So long as certain conditions are satisfied, the Servicer is permitted for administrative convenience to deposit in each Certificate Account only the net amount distributable to Certificateholders on the Distribution Date. (Section 4.08). Similarly, the Seller is entitled to net its payment obligations to the Trustee against any amounts distributable on the related Class B Certificates on any Distribution Date. The amounts available for distribution to Certificateholders as described above could be reduced if certain indemnification or reimbursement payments were required to be made from the related Certificate Account as described under "Monthly Advances," "Certain Matters Regarding the Servicer" and "The Trustee."

      The following chart sets forth an example of the application of the foregoing provisions to a hypothetical monthly distribution:


  September 1-
   September 30...........   Monthly Period.  The Servicer  receives  payments
                             and other proceeds in respect of the Receivables.

  October 10..............   The  tenth  calendar  day  of  the  month.  On or
                             before  this  date  the  Servicer   notifies  the
                             Trustee of, among other things, the amounts to be distributed on the Distribution Date.

  October 14..............   Record Date.  Distributions  on the  Distribution
                             Date are made to  Certificateholders  of  record at
                             the  close  of   business  on  this  date  (or,  if
                             Definitive Certificates are issued, the Record Date will be September 30).

  October 15..............   Distribution  Date.  On or before this date,  the
                             Seller and the Servicer (or the Trustee) make the required remittances and transfers to the Collection Account and the Certificate Account in immediately available funds, and the Trustee pays the Total Servicing Fee, distributes to holders of the Class A and Class B Certificates amounts payable in respect of the Certificates and remits amounts to the Subordination Spread
                             Account (if required).

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

       With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, the Servicer will receive a servicing fee (the "BASIC SERVICING FEE") for each Monthly Period equal to one-twelfth of the Basic Servicing Fee Rate specified in the related Prospectus Supplement multiplied by the aggregate Principal Balance of all Receivables held by such Trust as of the last day of the preceding Monthly Period. Unless otherwise provided in the related Prospectus Supplement with respect to each series of Certificates, the Servicer will also receive for each Monthly Period an additional amount (the "ADDITIONAL SERVICING") equal to the lesser of (i) the amount by which (A) the aggregate amount of the Basic Servicing Fee for such Distribution Date and all prior Distribution Dates exceeds (B) the aggregate amount of Additional Servicing paid to the Servicer on all prior Distribution Dates, and (ii) the amount, if any, by which (A) the sum of Available Interest and Available Principal for the related Distribution Date exceeds (B) the sum, without duplication, of (x) all amounts required to be distributed with respect to the Class A Certificates and the Class B Certificates on such Distribution Date, (y) the Basic Servicing Fee paid on such Distribution Date and any unpaid Basic Servicing Fees from all prior Distribution Dates and (z) the amount, if any, deposited into the Subordinated Spread Account on such Distribution Date. On each Distribution Date the Servicer will be paid the Basic Servicing Fee, any unpaid Basic Servicing Fees from all prior Distribution Dates and the Additional Servicing (collectively, the "TOTAL SERVICING FEE") to the extent of funds available therefor. Unless otherwise provided in the Prospectus Supplement, the Total Servicing Fee for each Monthly Period (together with any portion of the Total Servicing Fee that remains unpaid from prior Distribution Dates) may be paid at the beginning of such Monthly Period out of collections for such Monthly Period. In addition, with respect to each series of Certificates, the Servicer will be entitled to any late fees, prepayment charges or certain similar fees and charges collected during the Monthly Period, plus any interest earned during the Monthly Period on deposits in the related Collection Account and Payment Ahead Servicing Account (the "SUPPLEMENTAL SERVICING FEE"). The "PRINCIPAL BALANCE," as of any day, with respect to any Receivable, is equal to the Amount Financed minus the sum of either (a) in the case of a Scheduled Interest Receivable, (i) that portion of all Scheduled Payments due on or prior to such date allocable to principal, (ii) that portion of any Warranty Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal and (iii) any Prepayment applied by the Servicer to reduce the Principal Balance of such Receivable; or (b) in the case of a Simple Interest Receivable, (i) that portion of all payments received on or prior to such date allocable to principal and (ii) that portion of any Warranty Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal.

      The Total Servicing Fee and the Supplemental Servicing Fee with respect to each series of Certificates is intended to compensate the Servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collections and policing the collateral. Such amounts will also compensate the Servicer for its services as the Receivables Pool administrator, including making Monthly Advances, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions and generating federal income tax information for the related Trust. Such amounts also will reimburse the Servicer for certain taxes, the Trustee's fees, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related Receivables Pool. (Section 3.09).

SERVICING PROCEDURES

      The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Agreement, follow such collection procedures as it follows with respect to comparable automotive receivables that it services for itself or others. (Section 3.02). See "Certain Legal Aspects of the Receivables." The Servicer is authorized to grant certain rebates, adjustments or extensions with respect to a Receivable subject to certain restrictions on amending or modifying Receivables, as described under "The Certificates -- Sale and Assignment of Receivables and Warranties Thereon." (Sections 3.02 and 3.07).

      If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon such Receivable, including the repossession and disposition of the Financed Vehicle securing such Receivable at a public or private sale, or the taking of any other action permitted by applicable law. (Section 3.04). The Servicer will be entitled to receive an amount specified in the related Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the Servicer's customary procedures, for refurbishing and disposition of the Financed Vehicle and other out-of-pocket costs related to the liquidation ("LIQUIDATION EXPENSES"). (Section 3.04).

REPORTS TO CLASS A CERTIFICATEHOLDERS

       With respect to each series of Certificates, on each Distribution Date, the Trustee will include with each distribution to each Class A Certificateholder (which will be Cede as the nominee for DTC unless Definitive Certificates are issued under the limited circumstances described herein) a statement setting forth the following information with respect to the related Monthly Period, to the extent applicable (Section 4.09(a)):

        (i) the amount of the distribution allocable to principal;

        (ii) the amount of the distribution allocable to interest;

        (iii) the aggregate Principal Balance as of the close of business on the last day of such Monthly Period;

        (iv) the amount of the Total Servicing Fee paid to the Servicer with respect to the related Monthly Period and the Certificateholder's Class A Percentage of the Total Servicing Fee;

        (v) the amount of the Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall, if any, on such Distribution Date and the change in such amounts from those of the prior Distribution Date;

        (vi) the Class A Pool Factor on such Distribution Date (after giving effect to payments allocated to principal reported under (i) above);

        (vii)   the   amount   otherwise   distributable   to   the   Class   B
        Certificateholders that is distributed to Class A Certificateholders on such Distribution Date;

        (viii) the balance of the Subordination Spread Account on such Distribution Date, after giving effect to distributions made on such Distribution Date, and the change in such balance from that of the prior Distribution Date;

        (ix) the aggregate amount in the Payment Ahead Servicing Account or on deposit with the Servicer as Payments Ahead and the change in such amount from the previous Distribution Date; and

        (x) the amount of Monthly Advances on such Distribution Date.

      Each amount set forth pursuant to subclauses (i), (ii), (iv) and (v) above will be expressed as a dollar amount per $1,000 of original principal balance of a Class A Certificate.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each related Agreement, the Trustee will mail to each person who at any time during such calendar year will have been a Class A Certificateholder, a statement containing the sum of the amounts described in (i), (ii), (iv) and (v) above for the purposes of such Class A Certificateholder's preparation of federal income tax returns. (Section 4.09(b)). See "Federal Income Tax Consequences."


EVIDENCE AS TO COMPLIANCE

      Each Agreement will provide that a firm of independent accountants will furnish to the Trustee on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the related Closing Date, a statement as to compliance by the Servicer during the preceding twelve months ended June 30 with certain standards relating to the servicing of the related Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters. (Section 3.12).

      Each Agreement will also provide for delivery to the Trustee, on or before August 15 of such year, beginning the first August 15 which is at least twelve months after the related Closing Date, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the related Agreement throughout the preceding twelve months ended June 30 or, if there has been a default in the fulfillment of any such obligation, describing each such default. Such certificate may be provided as a single certificate making the required statements as to more than one Agreement. (Section 3.11).

      Copies  of  such   statements   and   certificates   may  be  obtained  by
Certificateholders by a request in writing to the Trustee addressed to the Corporate Trust Office. (Section 3.11(a)).

      In each Agreement, the Seller will agree to give the Trustee notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default as defined in Section 8.01 therein. In addition, the Seller will agree to give the Trustee and the Trust notice of certain covenant breaches which with the giving of notice or lapse of time, or both, would become an Event of Default. (Section 3.11(b)).

CERTAIN MATTERS REGARDING THE SERVICER

      Each Agreement will provide that GMAC may not resign from its obligations and duties as the Servicer thereunder, except upon determination that GMAC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed GMAC's servicing obligations and duties under the related Agreement. (Section 7.05).

      Each Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to such Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each Agreement will further provide that the Servicer and its directors, officers, employees and agents will be reimbursed by the Trustee for any contractual damages, liability or expense incurred by reason of the Trustee's wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Trustee's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of such Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust, and the Servicer will be entitled to be reimbursed therefor out of the related Certificate Account. Any such indemnification or reimbursement will reduce the amount otherwise available for distribution to Certificateholders. (Section 7.03).

      Under the circumstances specified in each Agreement, any entity into which the Servicer or the Seller, as the case may be, may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Seller, as the case may be, is a party, or any entity succeeding to the business of the Servicer or the Seller, as the case may be or with respect to its obligations as Servicer, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the Servicer or the Seller, as the case may be, will be the successor of the Servicer or the Seller, as the case may be, under each Agreement. (Sections 6.02 and 7.02). The Servicer may at any time subcontract any duties as Servicer under any Agreement to any entity more than 50% of the voting interests of which are owned, directly or indirectly, by General Motors. The Servicer may at any time perform specific duties as Servicer through subcontractors who are in the business of servicing receivables similar to the Receivables, provided that no such delegation will relieve the Servicer of its responsibility with respect to such duties. (Section 7.04).

EVENTS OF DEFAULT

      With respect to any series of Certificates, "EVENTS OF DEFAULT" under the related Agreement will consist of (i) any failure by the Servicer to make any required distribution, payment, transfer or deposit or to direct the Trustee to make any required distribution, which failure continues unremedied for five business days after receipt by the Servicer of notice thereof from the Trustee or discovery of such failure by an officer of the Servicer; (ii) any failure by the Seller or the Servicer to observe or perform in any material respect any other of its covenants or agreements in the related Agreement which failure materially and adversely affects the rights of Certificateholders and which continues unremedied for 90 days after the giving of written notice of such failure to the Seller, by the Trustee or to the Seller and the Trustee by the holders of Class A Certificates evidencing not less than 25% of the voting interests thereof; (iii) any representation, warranty or certification made by the Servicer in such Pooling and Servicing Agreement or in any certificate delivered pursuant thereto proves to have been incorrect when made and which has a material adverse effect on the rights of the related Securityholders and which effect continues unremedied for a period of 60 days after the giving of written notice thereof to the Servicer by the Trustee; or (iv) certain events of bankruptcy insolvency or receivership with respect to the Servicer. (Section 8.01).

      Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (i) above for a period of ten Business Days or under clause (ii) for a period of 60 days if the delay or failure giving rise to such Servicer Default was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer will not be relieved from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer will provide the Trustee, the Seller and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON EVENT OF DEFAULT

      As long as an Event of Default under an Agreement remains unremedied, the Trustee or holders of Class A Certificates evidencing at least a majority of the voting interests thereof may terminate all of the rights and obligations of the Servicer under such Agreement, whereupon such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Default other than such appointment has occurred, such trustee or official may have the power to prevent the Trustee or the Certificateholders from effecting a transfer of servicing. If the Trustee is unwilling to act, then it may and if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a successor having a net worth of at least $100,000,000 and whose regular business includes the servicing of automobile receivables and which satisfies the other criteria set forth in the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the related Agreement. (Sections 8.02 and 8.03).

WAIVER OF PAST DEFAULTS

      With respect to each Trust, the holders of Class A Certificates evidencing at least a majority of the voting interests thereof may waive any default by the Servicer in the performance of its obligations under the related Agreement and its consequences, except a default in making any required deposits to or payments from the related Collection Account or Certificate Account in accordance with the Agreement. No such waiver will impair the rights of the Trustee or the Certificateholders with respect to subsequent defaults. (Section 8.05).

AMENDMENT

      Each Agreement may be amended by the Seller, the Servicer and the Trustee without the consent of the Class A Certificateholders (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein, (iii) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of Certificateholders, (iv) to add to the covenants, restrictions or obligations of the Seller, the Servicer or the Trustee for the benefit of Certificateholders or
(v) to add, change or eliminate any other provisions of such Agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders. Each such Agreement may also be amended by parties thereto with the consent of the holders of Certificates evidencing at least a majority of the voting interests of each class of Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of Certificateholders; except that no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions of payments that are required to be made on any related Certificate, the applicable Pass Through Rate or the applicable Specified Subordination Spread Account Balance, (b) adversely affect the rating by any Rating Agency of the Certificates without the consent of holders of Certificates evidencing at least two-thirds of the voting interests of the outstanding Certificates or (c) reduce the aforesaid percentage required of Certificateholders to consent to any such amendment without the consent of all Certificateholders. (Section 11.01).

TERMINATION

      With respect to each Trust, the respective obligations of the Seller, the Servicer and the Trustee created by each Agreement will terminate upon the distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to such Agreement. In order to avoid excessive administrative expense, the Servicer, or its successor, is permitted at its option to purchase from the related Trust, as of the last day of any Monthly Period as of which the aggregate Principal Balance of all Receivables held by the related Trust is equal to or less than 10% of the Aggregate Amount Financed, the corpus of such Trust at a price equal to the aggregate Administrative Purchase Payments for the related Receivables plus the appraised value of any other property held as part of such Trust less Liquidation Expenses. Exercise of such right and the subsequent distribution to Certificateholders of all amounts required to be distributed to them pursuant to the related Agreement will effect early retirement of such Certificates. In such case, the Trustee will give written notice of termination to each Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such Certificateholder's Certificate at an office or agency of the Trustee specified in the notice of termination. (Sections 10.01 and 10.02).

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Receivables or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the related Certificate Account. The Trustee will not independently verify any Receivables. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the related Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee, in which case it will only be required to examine them to determine whether they conform to the requirements of the related Agreement. (Sections 9.01 and 9.05).

THE TRUSTEE

      The First National Bank of Chicago will be the Trustee. The Trustee and any of its affiliates may hold Certificates in their own names. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee, with the consent of the Servicer, will have the power to appoint co-trustees or separate trustees of all or any part of each Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by an Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. (Section 9.12).

      The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by an Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. (Section 9.04). No Certificateholder will have any right under an Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Class A Certificates evidencing not less than 25% of the voting interests of such series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings. (Section 11.03).

      The Trustee may give notice of its intent to resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the related Agreement or if the Trustee becomes insolvent or unable to act. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. (Section 9.09).

      Each Agreement will provide that the Servicer will pay the Trustee's fees. (Section 9.07). Each Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by the Trustee in the acceptance or performance of its duties under such Agreement (other than through its own wilful misfeasance, bad faith or negligence (other than errors in judgment) or by reason of a breach of any of its representations or warranties set forth in such Agreement). (Sections 6.01, 7.01 and 9.07). Any such indemnification by a Trust will reduce the amount otherwise available for distribution to Certificateholders.


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES

      In all states in which the Receivables are originated, retail instalment sale contracts such as the Receivables evidence the credit sale of automobiles and light trucks by dealers to purchasers. The contracts also will constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables are originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

      With respect to each Trust, pursuant to the related Purchase Agreement, GMAC will assign its security interest in the Financed Vehicles securing the related Receivables to the Seller and pursuant to each Agreement, the Seller will assign its security interest in the Financed Vehicles securing the Receivables to the Trust. However, because of the administrative burden and expense, no certificate of title will be amended to identify the related Trust as the new secured party relating to a Financed Vehicle. Also, the Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Seller and the Trustee pursuant to the related Custodian Agreement. See "The Certificates--Sale and Assignment of Receivables and Warranties Thereon."

      In most states, an assignment such as that under both the related Purchase Agreement and the related Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or GMAC or administrative error by state or local agencies, in most states the notation of the Servicer's lien on the certificates of title will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle from an obligor or subsequent lenders to an obligor who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which GMAC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of GMAC's warranties under the related Purchase Agreement and, if the interests of the Certificateholders in the related Receivable are materially and adversely affected, would create an obligation of GMAC to repurchase such Receivable unless the breach is cured. See "The
Certificates--Sale and Assignment of Receivables and Warranties Thereon." Similarly, the security interest of the related Trust in the vehicle could be defeated through fraud or negligence and, because such Trust is not identified as the secured party on the certificate of title, by the bankruptcy petition of the obligor.

      Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

      Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. With respect to each series of Certificates, GMAC will have represented to the Seller that, as of the date of issuance of the Certificates of such series, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. The Seller will have assigned such representation, among others, to the related Trust pursuant to the related Agreement. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Trustee or Certificateholders if such a lien or confiscation arises.

REPOSSESSION

      In the event of default by vehicle purchasers, the holder of the retail instalment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by taking possession of the Financed Vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.

NOTICE OF SALE; REDEMPTION RIGHTS

      The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, a consent order between the Servicer and the Federal Trade Commission ("FTC REPOSSESSION CONSENT ORDER") imposes similar requirements for the giving of notice for any such sale. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent instalments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

      The proceeds of resale of the Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

      Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC and the FTC Repossession Consent Order require the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code (the "UCCC") and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables (or, if a seller with respect to a Receivable is not liable for indemnifying the related Trust as assignee of the Receivables from the Seller, failure to comply could impose liability on an assignee in excess of the amount of the Receivable).

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission (the "FTC RULE"), the provisions of which are generally duplicated by the UCCC, other state statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by an obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

      Most of the Receivables held by any Trust will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the related Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Receivable. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the GMAC's warranties under the related Agreement and may create an obligation of the GMAC to repurchase the Receivables unless the breach is cured in all material respects. See "The Certificates--Sale and Assignment of the Receivables and Warranties Thereon."

      Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

      Under each Purchase Agreement GMAC will represent to the Seller that each related Receivable complies with all requirements of law in all material respects. The Seller will assign such representation, among others, to the related Trust. Accordingly, if an obligor has a claim against the Trust for violation of any law and such claim materially and adversely affects the related Trust's interest in a Receivable, such violation may constitute a breach and would create an obligation of GMAC to repurchase such Receivable unless the breach is cured in all material respects. See "The Certificates--Sale and Assignment of the Receivables and Warranties Thereon."

OTHER LIMITATIONS

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the Financed Vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the Financed Vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of finance charge and time of repayment of the indebtedness.

TRANSFERS OF VEHICLES

      The Receivables prohibit the sale or transfer of a Financed Vehicle without the Servicer's consent and will permit the Servicer to accelerate the maturity of the Receivable upon a sale or transfer without the Servicer's consent. The Servicer will not consent to a sale or transfer and will require prepayment of the Receivable. Although the Servicer, as agent of the Trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the related Receivables Pool.


                        FEDERAL INCOME TAX CONSIDERATIONS

      The following is a general discussion of the material federal income tax considerations relevant to the purchase, ownership and disposition of Class A Certificates which are purchased in the initial distribution thereof. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally directed to prospective purchasers who purchase the Class A Certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who will hold the Class A Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class A Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "SERVICE") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

TAX STATUS OF THE TRUST

      In the opinion of Kirkland & Ellis, special counsel to the Seller ("TAX COUNSEL"), each Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Subject to the discussion below under "Treatment of Fees or Payments," each Class A Certificate Owner will be treated as the owner of a pro rata undivided interest in the applicable Class A Percentage of the ordinary income and corpus portions of the related Trust.

INCOME OF CERTIFICATEHOLDERS

      Subject to the discussion below under "Treatment of Fees or Payments," in the opinion of Tax Counsel, each Class A Certificate Owner will be required to report on its federal income tax return, in a manner consistent with its method of accounting, its pro rata share of the applicable Class A Percentage of the entire income of the related Trust, including interest or finance charges earned on the Receivables held by such Trust and any gain or loss upon collection or disposition of such Receivables. The portion of each monthly payment to a Class A Certificate Owner that is allocable to principal will represent a recovery of capital, which will reduce the tax basis of such Class A Certificate Owner's undivided interest in the Receivables held by the related Trust. In computing its federal income tax liability, a Class A Certificate Owner generally will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the related Trust as provided in Section 162 or 212 of the Code. However, if a Class A Certificate Owner is an individual, estate or trust, the deduction for its pro rata share of such fees will be subject to certain limitations. In particular, the deduction (taken together with all of such person's other miscellaneous itemized deductions) will be allowed, for regular tax purposes, only to the extent that all of such person's miscellaneous itemized deductions, including such person's share of such fees, exceed 2% of such person's adjusted gross income (including any income from the Certificates) and (in the case of an individual) only to the extent that all of such person's itemized deductions (as defined in Section 68(c) of the Code) exceed an amount equal to the lesser of
(i) 3% of such person's adjusted gross income in excess of certain statutorily-defined thresholds which are adjusted annually for inflation (for 1996, $117,950 for married individuals filing jointly) or (ii) 80% of such itemized deductions. The deduction will not be allowed for alternative minimum tax purposes. Because the Trustee will not report to Class A Certificate Owners the amount of income or deductions attributable to the related Surplus Interest, Supplemental Servicing Fee or Prepayment Surplus, any such Class A Certificate Owner who is an individual, estate or trust may effectively underreport its net taxable income. See "Treatment of Fees and Payments" below for a discussion of other possible consequences if amounts paid to the Servicer exceed reasonable compensation for services rendered.

      TREATMENT OF FEES OR PAYMENTS. It is expected that income will be reported to Class A Certificate Owners on the assumption that the Class A Certificate Owners own a 100% interest in the applicable Class A Percentage in all of the principal and interest derived from the related Receivables. However, a portion of the amounts paid to the Servicer or the Seller may exceed reasonable fees for services rendered, by reason of the extent to which either the weighted average APR of the Receivables, or the individual stated APRs of some of the
Receivables, exceed the Pass Through Rate. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the Receivables or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the Servicer or the Seller exceed reasonable compensation for services provided, the Servicer or the Seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment with respect to certain Receivables. As a result, such Receivables may be treated as "stripped bonds" within the meaning of the Code.

      To the extent that the Receivables are characterized as "stripped bonds," the income of the related Trust allocable to Class A Certificate Owner would not include the portion of the interest on the Receivables treated as having been retained by the Servicer or the Seller, as the case may be, and such Trust's deductions would be limited to reasonable servicing fees and other fees. In addition, a Class A Certificate Owner purchasing Certificates in the initial distribution thereof would not be subject to the market discount and premium rules discussed below with respect to the stripped Receivables, but instead would be subject to the original issue discount ("OID") rules of the Code. However, if the price at which a Class A Certificate Owner were deemed to have acquired a stripped Receivable is less than the remaining principal balance of such Receivable by an amount which is less than a statutorily defined DE MINIMIS amount, such Receivable would not be treated as having OID. In general, it appears that the amount of OID on a Receivable treated as a "stripped bond" will be DE MINIMIS if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the Receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was DE MINIMIS under this rule, the actual amount of discount on such a Receivable would be includible in income as principal payments are received on the Receivable.

      If the OID on a Receivable were not treated as DE MINIMIS, a Class A Certificate Owner would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped Receivable. If a stripped Receivable is deemed to be acquired by a Class A Certificate Owner at a significant discount, such prepayment assumption could accelerate the accrual of income by a Class A Certificate Owner. No representation is made, nor is Tax Counsel able to give an opinion, that Receivables will prepay at any particular rate.

      It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the Seller by Class A Certificate Owners in exchange for the related Receivables. The likely effect of such recharacterization would be to increase current taxable income to a Class A Certificate Owner.

      DISCOUNT AND PREMIUM. If the price at which a Class A Certificate Owner were deemed to have acquired a Receivable is less than the remaining principal balance of such Receivable by an amount which is less than a statutorily defined DE MINIMIS amount, such Receivable would not be treated as having OID. In general, under Regulations it appears that the amount of OID on a Receivable treated as a "stripped bond" will be DE MINIMIS if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the Receivable, although the Service could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID is DE MINIMIS under this rule, the actual amount of discount on such a Receivable would be includible in income as principal payments are received on the Receivable.

      If the OID on a Receivable were not treated as DE MINIMIS, a Class A Certificate Owner would be required to include any such OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables. Moreover, the Service could assert that a prepayment assumption should be used in computing the yield to maturity of a Receivable. If a Receivable is deemed to be acquired by a Class A Certificate Owner at a significant discount, such prepayment assumption could accelerate the accrual of income by a Class A Certificate Owner. No representation is made, nor is Tax Counsel able to give an opinion, that the Receivable will prepay at any particular rate.

      In the opinion of Tax Counsel, in the event that a Receivable held by any Trust is treated as purchased at a premium (i.e., the purchase price exceeds the sum of principal payments to be made thereon), such premium will be amortizable by a Class A Certificate Owner as an offset to interest income (with a corresponding reduction in the Class A Certificate Owner's basis) under a constant yield method over the term of such Receivable if an election under
Section 171 of the Code is made (or was previously in effect in accordance with the provisions of the Tax Reform Act of 1986).

      SALE OF A CLASS A CERTIFICATE. In the opinion of Tax Counsel, if a Class A Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Class A Certificate Owner's adjusted basis in such Class A Certificate. A Class A Certificate Owner's adjusted basis will equal the cost of the Class A Certificate, increased by any discount previously included in income and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Receivables held by the related Trust.

BACKUP WITHHOLDING

      Payments made on Class A Certificates and proceeds from the sale of Class A Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Class A Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

      Pursuant to a final regulation (the "FINAL REGULATION") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code or an individual retirement account (collectively referred to as "BENEFIT PLANS"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Class A Certificates, the related Trust could be deemed to hold plan assets.

      Unless otherwise provided in the related Prospectus Supplement, the DOL has granted an administrative exemption (an "EXEMPTION") to the underwriter specified in the related Prospectus Supplement from certain of the prohibited transaction and conflict of interest rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates in pass-through trusts with respect to which such underwriter is the sole underwriter or the manager or co-manager of the underwriting syndicate and that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such Exemption. The receivables covered by an Exemption include motor vehicle instalment obligations such as the Receivables. An Exemption will apply only if specific conditions (certain of which are described below) are met. The Seller believes that an Exemption will apply to the acquisition and holding of each series of Class A Certificates by Benefit Plans and that all conditions of such Exemption other than those within the control of the investors have been or will be met.

      Among the conditions which must be satisfied for an Exemption to apply to the acquisition by a Benefit Plan of Class A Certificates are the following:

            (1) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party;

            (2) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the related Trust;

            (3) The Class A Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating
      Co. or Fitch Investors Service, L.P.;

            (4) The sum of all payments made to the related underwriters in connection with the distribution of such Class A Certificates represents not more than reasonable compensation for underwriting such Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the related Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services as servicer under the related Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

            (5) The Trustee is not an "affiliate" (as defined in the Exemption) of any other member of the Restricted Group (as defined below);

            (6) The Benefit Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933 as amended; and

            (7) The related Trust satisfies the following requirements:

            (a) the corpus of such Trust consists solely of assets of the type which have been included in other investment pools,

            (b) certificates in such other investment pools have been rated in one of the three highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. for at least one year prior to the Benefit Plan's acquisition of Class A Certificates, and

            (c) certificates evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of Class A Certificates.

      Certain transactions are not covered by an applicable exemption. An Exemption does not exempt the acquisition and holding of Class A Certificates by Benefit Plans sponsored by the Seller, the underwriters, the Trustee, the Servicer, or any "obligor" (as defined in the Exemption) with respect to Receivables included in the related Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in such Trust or any affiliate of such parties (the "RESTRICTED GROUP"). Unless otherwise provided in the related Prospectus Supplement, as of the date thereof, no obligor with respect to Receivables included in any Trust will constitute more than five percent of the aggregate unamortized principal balance of such Trust. Moreover, the exemptive relief from the self-dealing/conflict of interest prohibited transaction rules of ERISA is available, only if, among other requirements (i) the person who has discretionary authority or renders investment advice with respect to the investment of a Benefit Plan's assets in the Class A Certificates (or such person's affiliate) is an obligor with respect to five percent or less of the fair market value of the assets contained in the related Trust, (ii) a Benefit Plan's investment in such Class A Certificates does not exceed 25% of all of the Class A Certificates of such series outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which the person who has discretionary authority or renders investment advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity and
(iv) in the case of the acquisition of Class A Certificates in connection with their initial issuance, at least 50% of such Class A Certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the related Trust is acquired by persons independent of the Restricted Group.

      An applicable Exemption will also apply to transactions in connection with the servicing, management and operation of the related Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to investing Benefit Plans before the Plans purchase Class A Certificates issued by the related Trust. Each Agreement is a pooling and servicing agreement as defined in the related Exemption. All transactions relating to the servicing, management and operations of each Trust will be carried out in accordance with the related Agreement, which Agreement is described in all material respects in "The Certificates" and in the related Prospectus Supplement.

      Any Benefit Plan fiduciary considering the purchase of Class A Certificates should consult with its counsel with respect to the applicability of the related Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the Certificates are an appropriate investment for a Benefit Plan under ERISA and the Code.


                              PLAN OF DISTRIBUTION

      On the terms and conditions set forth in an underwriting agreement (an "UNDERWRITING AGREEMENT") with respect to each series of Certificates, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of Class A Certificates set forth therein and in the related Prospectus Supplement.

      In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates described therein which are offered hereby and by the related Prospectus Supplement if any of such Class A Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

      Each Prospectus Supplement will either (i) set forth the price at which the Class A Certificates being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates or (ii) specify that the Class A Certificates are to be resold by such Underwriter in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Certificates, the public offering price and such concessions may be changed.

      Each Underwriting Agreement will provide that the Seller will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act.

      The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement. The Trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the Underwriters.


                                 LEGAL OPINIONS

      Certain legal matters relating to the Certificates will be passed upon for the Seller and the Servicer by Robert L. Schwartz, Esq., General Counsel of the Seller and Assistant General Counsel of GMAC, and by Kirkland & Ellis, special counsel to the Seller and the Servicer. Mr. Schwartz owns shares of each of the classes of General Motors common stocks and has options to purchase shares of General Motors common stock, $1-2/3 par value. Certain federal income tax matters will be passed upon for the Seller by Kirkland & Ellis.




                                ---------------

                                 INDEX OF TERMS

      Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                                          Page
                                                                          ----

Additional Servicing.................................
Administrative Purchase Payment......................
Administrative Receivable............................
Aggregate Amount Financed............................
Aggregate Net Losses ................................
Agreement ...........................................
Amount Financed......................................
APR..................................................
Available Interest ..................................
Available Principal..................................
Basic Servicing Fee..................................
Basic Servicing Fee Rate.............................
Benefit Plans........................................
Cede.................................................
Certificate Account..................................
Certificate Owner....................................
Certificateholders...................................
Certificates.........................................
Charge-off Rate......................................
Class A Certificateholder............................
Class A Certificates.................................
Class A Certificate Balance..........................
Class A Certificate Owner............................
Class A Distributable Amount.........................
Class A Interest Carryover Shortfall.................
Class A Interest Distributable Amount................
Class A Percentage...................................
Class A Pool Factor..................................
Class A Principal Carryover Shortfall................
Class A Principal Distributable Amount...............
Class B Certificateholder............................
Class B Certificates.................................
Class B Certificate Balance..........................
Class B Distributable Amount.........................
Class B Interest Distributable Amount................
Class B Percentage ..................................
Class B Principal Distributable Amount...............
Closing Date.........................................
Code ................................................
Collection Account...................................
Commission...........................................
Cutoff Date..........................................
Definitive Certificates..............................
Delinquency Percentage...............................
Depository...........................................
Distribution Date....................................
DOL..................................................
DTC..................................................
ERISA................................................

                                                                           Page
                                                                           ----

Events of Default....................................
Excess Payment.......................................
Excess Simple Interest Collections...................
Exemption............................................
Financed Vehicles....................................
FTC Repossession Consent Order.......................
FTC Rule.............................................
Holders..............................................
Indirect Participants ...............................
Initial Class A Certificate Balance .................
Initial Class B Certificate Balance .................
Insolvency Laws .....................................
Liquidating Receivables .............................
Liquidation Expenses ................................
Liquidation Proceeds ................................
Maximum Subordination Spread Amount..................
Minimum Subordination Spread Amount..................
Monthly Advance .....................................
Monthly Period ......................................
Participants ........................................
Pass Through Rate ...................................
Payment Ahead .......................................
Payment Ahead Servicing Account .....................
Prepayment ..........................................
Prepayment Surplus ..................................
Principal Balance ...................................
Prospectus Supplement ...............................
Purchase Agreement ..................................
Receivables .........................................
Receivables Pool ....................................
Record Date .........................................
Registration Statement...............................
Required Deposit Rating .............................
Restricted Group ....................................
Rules ...............................................
Schedule of Receivables .............................
Scheduled Interest Advance ..........................
Scheduled Interest Receivable .......................
Scheduled Payments ..................................
Securities Act.......................................
Seller ..............................................
Service .............................................
Servicer ............................................
Simple Interest Advance .............................
Simple Interest Receivable ..........................
Specified Subordination Percentage ..................
Specified Subordination Spread Account Balance ......
Subordination Initial Deposit .......................
Subordination Spread Trigger ........................
Supplemental Servicing Fee ..........................
Surplus Interest ....................................
Tax Counsel .........................................
Total Available Amount ..............................
Total Servicing Fee .................................


                                                                           Page
                                                                           ----

Trigger Subordination Spread Amount..................
Trust ...............................................
Trustee .............................................
UCCC  ...............................................
Underwriters ........................................
Underwriting Agreement ..............................
United States person ................................
Warranty Payment ....................................
Warranty Receivable .................................

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                              Prospectus Supplement
The Certificates.....................................
The Receivables Pool.................................
ERISA Considerations.................................
Underwriting.........................................
Legal Matters........................................

                                   Prospectus
Available Information ...............................
Reports to Class A Certificateholders
  By The Trustee.....................................
Prospectus Summary...................................
The Trusts...........................................
The Receivables .....................................
Class A Pool Factor and Trading Information .........
Use of Proceeds .....................................
The Seller ..........................................
The Servicer ........................................
The Certificates ....................................
Certain Legal Aspects of the Receivables ............
Federal Income Tax Consequences .....................
ERISA Considerations ................................
Plan of Distribution ................................
Legal Opinions ......................................
Index of Terms ......................................
                                    -----------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The following table sets forth the estimated expenses to be incurred in connection with the offering of the Notes and the Certificates, other than underwriting discounts and commissions, described in this Registration
 Statement:

 Securities and Exchange Commission
   Registration Fee..............................     $258,433.88
 Printing Expenses...............................       10,000.00*
 Legal Fees and Expenses.........................       25,000.00*
 Blue Sky Filing and Counsel Fees................        5,000.00*
 Accountants' Fees...............................       60,000.00*
 Trustee Fees and Expenses.......................        8,000.00*
 Rating Agencies' Fees...........................      225,000.00*
 Miscellaneous...................................        8,566.12*
                                                     --------------
       Total.....................................      $600,000.00
                                                     ==============
 *Estimated

 ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Capital Auto Receivables, Inc. is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

       Capital Auto Receivables, Inc.'s By-laws provide, in effect, that, subject to certain limited exceptions, such corporation shall indemnify and advance expenses to its directors and officers in the manner and to the full extent permitted by applicable law against any and all amounts reasonably incurred by reason of the fact that such person is or was a director or officer of such corporation. General Motors Acceptance Corporation has agreed to satisfy such indemnification obligations of Capital Auto Receivables, Inc. if and to the extent that Capital Auto Receivables, Inc.
 fails to do so.

       Certain controlling persons of the registrant may also be entitled to indemnification from General Motors Acceptance Corporation, the parent of the registrant. Under sections 7015 and 7018-7023 of the New York Banking Law, General Motors Acceptance Corporation may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance as follows:

       (a) If the director is made or threatened to be made a party to an action by or in the right of General Motors Acceptance Corporation to procure a judgment in its favor, by reason of the fact that he is or was a director or officer of General Motors Acceptance Corporation or is or was serving at the request of General Motors Acceptance Corporation as a director or officer of some other enterprise (including, without limitation, an employee benefit plan), General Motors Acceptance Corporation may indemnify him against amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in the defense or settlement of such action or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of General Motors Acceptance Corporation, except that no indemnification is available under such statutory provisions in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim or issue or matter as to which such person is found liable to General Motors Acceptance Corporation, unless in each such case a court determines that such person is fairly and reasonably entitled to indemnity for such amount as the court deems proper.

             (b) With respect to any action or proceeding other than one by or in the right of General Motors Acceptance Corporation to procure a judgment in its favor, if a director or officer is made or threatened to be made a party by reason of the fact that he was a director or officer of General Motors Acceptance Corporation, or served some other enterprise (including, without limitation, an employee benefit plan) at the request of General Motors Acceptance Corporation, General Motors Acceptance Corporation may indemnify him against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred as a result of such action or proceeding or an appeal therein, if he acted in good faith for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of General Motors Acceptance Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

             (c) A director or officer who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in paragraphs (a) or (b) above, shall be entitled to indemnification as authorized in such paragraphs.

             (d) General Motors Acceptance Corporation may purchase and maintain insurance to indemnify directors and officers in instances in which they may not otherwise be indemnified by General Motors Acceptance Corporation under the provisions of the New York Banking Law, provided that the contract of insurance provides for a retention amount and for co-insurance, except that no such insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

       The foregoing statement is subject to the detailed provisions of sections 7015 and 7018-7023 of the New York Banking Law.

       As a subsidiary of General Motors Corporation, General Motors Acceptance Corporation is insured against liabilities which it may incur by reason of the foregoing provisions of the New York Banking Law and directors and officers of General Motors Acceptance Corporation are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said Banking Law.

       Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the company, or any of them, who incur or are threatened with personal liability, including expenses, under Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

 ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       (a) Exhibits:

    1.1    Form of Underwriting Agreement

    1.2    Form of Underwriting Agreement for the Grantor Trust Certificates

    3.1*   Certificate of Incorporation of the Seller

    3.2    By-laws of the Seller

    4.1    Form of Indenture between the Trust and the Indenture Trustee

           II-2

    4.2    Form of Trust Agreement between the Seller and the Owner Trustee

    4.3*** Form of Pooling  and  Servicing  Agreement  between  GMAC and the
           Seller - Version 1

    4.4    Form of Pooling and Servicing  Agreement  between GMAC and the Seller
           -  Version 2

    4.5    GMAC  Grantor  Trusts   Standard  Terms  and  Conditions  of
           Agreement Effective June 1, 1996

    5.1    Opinion of Kirkland & Ellis with respect to legality

    8.1    Opinion of Kirkland & Ellis with respect to tax matters

   10.1    Form of Purchase Agreement between GMAC and the Seller

   23.1    Consent of Kirkland & Ellis (included as part of Exhibit 5.1)

   24.1    Power of Attorney

   99.1 Form of Trust Sale and Servicing Agreement among the Trust, the Seller and the Servicer

   99.3** Form of Administration Agreement among the Servicer, the Owner Trustee and the Indenture Trustee

   99.4**  Form of Custodian Agreement

   99.5**  Form of Prospectus Supplement  - Version 1

   99.5    Form of Prospectus Supplement - Version 2
   ------------------------------------------

   *     Incorporated  by reference to registrant's  Registration  Statement No.
         33-49169

   ** Incorporated by reference to registrant's Registration Statement No. 33-49307 dated January 29, 1993

   *** Incorporated by reference to registrant's Registration Statement No. 33-52597 dated March 21, 1994


 ITEM 17.  UNDERTAKINGS.

       The Undersigned registrant hereby undertakes:

       (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration Statement ;

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 PROVIDED HOWEVER, that paragraphs (a)(1)(i) an (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Indenture Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DETROIT, STATE OF MICHIGAN, ON THE 14TH DAY OF JUNE, 1996.
                               CAPITAL AUTO RECEIVABLES, INC.


                               By:  s/  ERIC A. FELDSTEIN*
                               -----------------------------
                               Eric A. Feldstein, Chairman of the Board

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON JUNE 14, 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

       SIGNATURE                             TITLE
       ---------                             -----

 s/   ERIC A. FELDSTEIN*
 -----------------------------        Chairman  of  the  Board  and  Director
 Eric A. Feldstein

 s/   JOHN R. RINES*
 -----------------------------        President and Director
 John R. Rines

 s/   PAUL D. BULL*
 -----------------------------        Vice President and Director
 Paul D. Bull

 s/   JOHN E. GIBSON*
 -----------------------------        Vice President and Director
 John E. Gibson

 s/   LAWRENCE B. LACOMBE, JR.*
 -----------------------------        Vice President and Director
 Lawrence B. LaCombe, Jr.

 s/   JEROME B. VAN ORMAN, JR.*
 -----------------------------        Vice President and Director
 Jerome B. Van Orman, Jr.

 s/   JOHN RAKOLTA, JR.*
 -----------------------------        Director
 John Rakolta, Jr.

 s/   RICHARD E. DAMMAN*
 -----------------------------        Director
 Richard E. Damman

 s/  GERALD E. GROSS
 -----------------------------        Comptroller
 Gerald E. Gross

 *By:  s/ GERALD E. GROSS
 -----------------------------
 Gerald E. Gross
 Attorney-in-Fact